Filed Pursuant to Rule 424(b)(3)
                                                 Registration File No. 333-37198


                                PROXY STATEMENT/
                             RECONFIRMATION OFFERING
                                   PROSPECTUS

                             UNITED MANAGEMENT, INC.

                         288,420 SHARES OF COMMON STOCK
                                 $.40 PER SHARE

         The boards of directors of United Management, Inc. and RRUN Ventures, Inc. have approved the merger of United and RRUN. Under the terms of the merger, based on the number of securities of RRUN that are expected to be outstanding at the closing of the merger, the holders of RRUN common stock and preferred stock will receive approximately 305,439 shares of United common stock. After giving effect to the merger, it is expected that RRUN shareholders will own approximately 64% of United's issued and outstanding common stock. There is currently no market for United common stock.

         The merger cannot be completed unless United shareholders approve the merger, the merger agreement and the issuance of shares of United common stock to be delivered in connection with the merger, and RRUN shareholders approve the merger and the merger agreement. The board of directors of United has called a special meeting of United shareholders to be held on August 17, 2001 to vote on these matters. United shareholders that own shares of United common stock as of the record date, which is the close of business on July 1, 2001, may vote at the United annual meeting or by proxy. RRUN shareholders will vote on the merger by written consent. Holders of shares of RRUN common stock at the close of business on the date the first written consent is given are entitled to submit written consents.

         THE BOARDS OF DIRECTORS OF UNITED AND RRUN ARE FURNISHING THIS DOCUMENT TO YOU TO PROVIDE YOU WITH IMPORTANT INFORMATION ABOUT THE MERGER AND OTHER MATTERS. IN ADDITION TO FURNISHING YOU WITH THIS IMPORTANT INFORMATION, THIS DOCUMENT ALSO CONSTITUTES NOTICE TO THE SHAREHOLDERS OF RRUN OF RIGHTS TO DISSENT IN ACCORDANCE WITH THE NEVADA REVISED STATUTES. Holders of RRUN shares who are not in favor of the merger and who wish to assert appraisal rights must comply with the relevant procedures detailed under Nevada law, which are set forth in the statutory provisions reproduced in Appendix C to this proxy statement/ prospectus. United shareholders are not entitled to appraisal rights under the Nevada General Corporation Law.

         THE PROPOSED MERGER IS A COMPLEX TRANSACTION. UNITED AND RRUN STRONGLY URGE YOU TO READ AND CONSIDER THIS PROXY STATEMENT/ PROSPECTUS IN ITS ENTIRETY, INCLUDING THE MATTERS REFERRED TO UNDER "RISK FACTORS" BEGINNING ON PAGE 12.


/s/ Christine Cerisse                           /s/  Ray Hawkins
President and Chief Executive Officer of        President and Chief Executive of
United Management, Inc.                         RRUN Ventures, Inc.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE UNITED COMMON STOCK TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED THE ADEQUACY OR ACCURACY OF THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         This proxy statement/prospectus/information statement is dated August 7, 2001, and was first mailed to shareholders on or about August 7, 2001.

                             RECONFIRMATION OFFERING

         This prospectus also relates to the reconfirmation offering required by Rule 419 of Regulation C under the Securities Act of 1933 concerning 288,420 shares of common stock, $.0001 par value of United Management, Inc. The shares were initially sold in an initial public offering of 288,420 shares of common stock, which was completed in December 2000. In December 2000, we executed an agreement with RRUN Ventures, Inc., a Nevada corporation, and its shareholders to acquire all of RRUN's issued and outstanding shares of capital stock in exchange for 305,439 shares of our common stock. This prospectus is being furnished to investors in the offering so they may consider reconfirming their investment as a result of the proposed acquisition.


         Prior to the offering and this reconfirmation offering, there has been no market for common stock and we cannot assure you that a market will exist after the proposed acquisition is completed.

                            -------------------------

         The offering and the reconfirmation offering are being conducted under Rule 419 of Regulation C under the Securities Act.

                            -------------------------

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal for anyone to tell you otherwise.

         The offering and the reconfirmation offering involve a speculative investment, a high degree of risk, and suitable only for persons who can afford the loss of their entire investment. See "Risk Factors" beginning on page 5.

                            -------------------------

                              Offering Information
---------------------------- ------------- -------------------- ------------- -----------------
 Number of shares sold in      Price per     Gross proceeds to     Offering
  initial public offering        share       United Management     expenses     Net proceeds

---------------------------- ------------- -------------------- ------------- ------------------
          288,420                $.40            $115,368          $10,000        $105,368
---------------------------- ------------- -------------------- ------------- ------------------

                                TABLE OF CONTENTS
                                                                            Page

Notice of Special Meeting of Shareholders to be Held on
 August 17, 2001..............................................................4

Where You Can Find More Information...........................................6

Questions and Answers about the Merger........................................7

Prospectus Summary...........................................................10

Risk Factors.................................................................12

Your Rights and Substantive Protection Under Rule 419
 Deposit of Offering Proceeds and Securities.................................15

Merger ......................................................................16

Dilution ....................................................................19

Use of Proceeds..............................................................20

Capitalization...............................................................22

The United Special Meeting...................................................23

RRUN Solicitation of Written Consents........................................25

Appraisal Rights.............................................................26

Plan of Operation............................................................29

Description of Business......................................................35

Principal Shareholders.......................................................48

Management...................................................................50

Executive Compensation.......................................................52

Certain Relationships and Related Transactions...............................53

Legal Proceedings............................................................53

Market for our Common Stock..................................................53

Description of Securities....................................................55

Shares Eligible for Future Resale............................................56

Reports to Stockholders......................................................56

Legal Matters................................................................56

Experts .....................................................................56

Indemnification of Officers and Directors....................................56

Changes in and Disagreements with Accountants on
 Accounting and Financial Disclosure.........................................57

Signatures..................................................................II-4

Financial Statements.........................................................F-1

Appendix A  --   Proxy Card
Appendix B  --   Form of RRUN Written Consent
Appendix C  --   Sections 1300-1305 and 1312 of the Nevada Revised Statutes:
                   Dissenter's Rights
Appendix D  --   Definitive Proxy Statement for the November 24, 2000 Annual
                   Meeting

         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock.

                             UNITED MANAGEMENT, INC.


                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON AUGUST 17, 2001


TO THE SHAREHOLDERS OF UNITED MANAGEMENT, INC.:

         NOTICE IS HEREBY GIVEN that a special meeting of shareholders of United Management, Inc., a Nevada corporation, will be held on August 17, 2001 at 9:00 a.m. local time at United's principal executive offices, Suite 104, 1456 St. Paul St., Kelowna, British Columbia, Canada, to consider and vote upon the following proposals:

         o To approve the Agreement and Plan of Reorganization by and among United, and RRUN Ventures, Inc., a Nevada corporation, to approve the merger of United and RRUN, and to approve the issuance of shares of United common stock to RRUN shareholders in the merger. After the merger, RRUN will become a wholly-owned subsidiary of United. A copy of the merger agreement is available by request from United at 250-868-8177 or at www.sec.gov.

         The foregoing proposal is more fully described in the accompanying Proxy Statement/Prospectus. The United board of directors unanimously recommends that you vote in favor of the proposal listed above.

         The Board of Directors has fixed the close of business on July 1, 2001 as the record date for the determination of shareholders entitled to notice of and to vote at this special meeting of shareholders and at any adjournments or postponements thereof.


                       By Order of the Board of Directors

                       /s/ Christine Cerisse
                       President

         TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE UNITED MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE UNITED MEETING. YOU CAN REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

           ABOUT THIS PROXY STATEMENT/PROSPECTUS/INFORMATION STATEMENT

         You should rely only on the information contained or incorporated by reference in this document to vote or consent with respect to the matters submitted to you. Neither United nor RRUN has authorized anyone to provide you with information that is different from what is contained in this document. This proxy statement/prospectus is dated August 7, 2001. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and the issuance of United common stock in the merger will not create any implication to the contrary. United provided the information concerning United. RRUN provided the information concerning RRUN.

                       WHERE YOU CAN FIND MORE INFORMATION


         We are a reporting company, and are subject to the reporting requirements of the Exchange Act. We voluntarily filed a Form 10-SB on September 3, 1999. We have filed a registration statement with the SEC on form SB-2 to register the offer and sale of the shares. This prospectus is part of that registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For further information about us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement. You can review the registration statement and its exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

         IF YOU ARE A UNITED OR RRUN SHAREHOLDER AND WOULD LIKE TO REQUEST DOCUMENTS FROM UNITED, PLEASE DO SO BY AUGUST 12, 2001 TO RECEIVE THEM BEFORE THE ANNUAL MEETING.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER


Q.       WHEN IS IT EXPECTED THAT THE MERGER WILL BE COMPLETED?

A: United and RRUN are working toward completing the merger as quickly as possible, and hope to complete the merger shortly following the United special meeting to be held on August 17, 2001. In order to complete the merger, the shareholders of both United and RRUN must approve the merger. Following approval by the United and RRUN shareholders, the merger will be complete when all of the other conditions to completion of the merger are satisfied or waived. The merger will become effective when an article of merger is filed with the Secretary of State of Nevada.

Q.       AS A RRUN SHAREHOLDER, WHAT WILL I RECEIVE IN THE MERGER?

A: Based on the number of securities of RRUN that are expected to be outstanding at the closing of the merger, you will receive approximately 0.05 of a share of United common stock for each share of RRUN stock that you own, subject to some adjustments provided for in the merger agreement. For example, if you own 1,000 shares of RRUN stock, you will receive approximately 50 shares of United common stock. You will receive only whole shares.

Q.       WHAT WILL HAPPEN TO RRUN'S OUTSTANDING OPTIONS?

A: In accordance with the terms of the merger agreement, each option outstanding as of the date of the completion of the merger will be assumed by United, which is changing its name to RRUN Ventures, Inc. and automatically will become options to purchase shares of "new RRUN" common stock on the same terms and conditions as the "old RRUN" options.

Q. AS A UNITED SHAREHOLDER, WILL I RECEIVE ADDITIONAL SHARES OF UNITED COMMON STOCK IN THE MERGER?

A: No, you will continue to hold the same number of shares of United common stock after the merger. Shares of United common stock will be issued only to RRUN shareholders in the merger. The merger will result in United shareholders holding a smaller percentage of the combined company's stock than the percentage of United stock they currently hold. Assuming 100% of the investors in the offering reconfirm their investment, after the merger, it is expected that pre-merger United shareholders will own approximately 35.6% of the outstanding shares of United common stock on a fully diluted basis.

Q. HAS SOMEONE DETERMINED THAT THE MERGER IS IN THE BEST INTERESTS OF THE UNITED AND RRUN SHAREHOLDERS?

A: Yes, the boards of directors of United and RRUN have determined that the merger is in the best interests of their respective shareholders. The board of directors of each of United and RRUN has approved the merger and the merger agreement, and the board of directors of United has approved the issuance of United common stock in the merger.

Q.       WILL UNITED SHAREHOLDERS VOTE ON THE MERGER?

A: Yes, United shareholders will vote on the merger at United's special meeting of shareholders.

Q.       ARE RRUN SHAREHOLDERS ENTITLED TO APPROVE THE MERGER?

A: Yes, RRUN shareholders will have the opportunity to approve the merger and the merger agreement by written consent. The merger and the merger agreement require the approval of a majority of the issued and outstanding shares of both RRUN's common stock.

Q.       WHAT DO UNITED SHAREHOLDERS NEED TO DO NOW?

A: United shareholders should promptly mail their signed proxy card in the enclosed postage-paid envelope so that their shares will be represented at the United special meeting.

Q. CAN UNITED SHAREHOLDERS CHANGE THEIR VOTE AFTER THEY HAVE DELIVERED THEIR PROXIES?

A: Yes, United shareholders can change their votes by delivering a written notice of revocation with United's secretary, sending in later-dated, signed proxy cards to United's secretary, attending the United special meeting and voting in person.

Q.       WHAT DO RRUN SHAREHOLDERS NEED TO DO NOW?

A: RRUN shareholders should promptly mail their signed written consents in the enclosed postage-paid envelope to vote their shares of RRUN stock for the merger.

Q. CAN RRUN SHAREHOLDERS CHANGE THEIR VOTES AFTER THEY HAVE MAILED IN THEIR WRITTEN CONSENTS?

A: A RRUN shareholder can only revoke or change an action by written consent prior to the time that RRUN has received the requisite number of consents to approve the merger. This will be a short period of time, as RRUN expects to receive sufficient consents to approve the merger promptly.

Q.       SHOULD RRUN SHAREHOLDERS SEND IN THEIR STOCK CERTIFICATES NOW?

A: No. After the merger is complete, United will send RRUN shareholders a letter to transmittal and written instructions for exchanging their stock certificates. RRUN shareholders should not surrender their RRUN stock certificates until after the merger and until they receive the letter of transmittal.

Q.       WHO CAN ANSWER QUESTIONS REGARDING THE MERGER?

A: If you would like additional copies of this proxy statement/prospectus, or if you have questions about the merger or the other matters discussed in this document, you should contact:

         For United Management, Inc.:                  For RRUN:

         United Management, Inc.                       RRUN Ventures, Inc.
         Suite 104                                     4th Floor
         1456 St. Paul St., Kelowna                    62 West 8th Avenue
         British Columbia V1Y 2E6                      Vancouver, BC V5Y 1M7
         Canada                                        Canada
         Attention:  Christine Cerisse                 Attention: Ray Hawkins

                               PROSPECTUS SUMMARY


United Management, Inc.

         We were organized as a Nevada corporation on January 29, 1997 for the purpose of creating a corporate vehicle to seek, investigate and, if the investigation warrants, acquire an interest in business opportunities presented to us by persons or firms who or which desire to employ our funding in their business or to seek the perceived advantages of a publicly-held corporation.

         The executive offices of United are located at Suite 104-1456 St. Paul St., Kelowna, British Columbia, Canada V1Y 2E6. The telephone number is (250) 868-8177.

         In December 2000, we completed an initial public offering for 288,420 shares of our common stock for $.40 per share pursuant to a Registration Statement that became effective with the Securities and Exchange Commission on November 28, 2000. In December 2000, we executed an agreement with RRUN Ventures, Inc., a Nevada corporation, and its shareholders to acquire all of RRUN Ventures, Inc.'s issued and outstanding shares in exchange for 305,439 shares of our common stock. RRUN's core business venture is RAHX, a platform that uses Peer to Peer or P2P technologies to enable and enhance the distribution of digital media files over the Internet.


RRUN Ventures, Inc.

         RRUN Ventures, Inc., a development stage company, was incorporated in the State of Nevada on October 12, 2000. RRUN's core business venture is RAHX, a platform that uses Peer to Peer, or P2P, technologies to enable and enhance the distribution of digital media files over the Internet.


RRUN Acquisition

         In December 2000, we executed an agreement with RRUN and its shareholders to acquire all of RRUN's issued and outstanding shares in exchange for 305,439 shares of our common stock. The share exchange is structured so that RRUN's current shareholders will own approximately 64% of the outstanding shares in the post-merger entity on a fully-diluted basis.

         We believe, after examining RRUN's business plan, interviewing their management, and examining their proposed products, that RRUN's software can successfully compete with other companies in the digital file transfer industry.

The Offering

         Shares outstanding prior to the offering                   500,000

         Shares sold in the offering                                288,420 (1)

         Shares to be issued to RRUN Ventures                       305,439

         Shares outstanding after the merger                      2,211,859 (2)

         (1) Assumes that 100% of the purchasers reconfirm their investment. There were 37 purchasers in the offering.

         (2) This includes shares issuable upon the exercise of stock options issued by RRUN, which we are assuming.

Expiration Date

         This offering will expire on November 28, 2001. There is no minimum number of securities that must be sold in the offering.

Reconfirmation Offering Conducted in Compliance with Rule 419

         According to Rule 419, investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternately, require the return of their investment. Each investor has 20 business days from the date of this prospectus to reconfirm his/her investment. Any investor not making any decision within the 20 business day period will automatically have his/her investment returned.

         The rule further provides that if we do not complete an acquisition meeting the specified criteria within 18 months of the effective date of the initial public offering, all of the deposited funds in the escrow account must be returned to investors. Therefore, even though we only require a majority of the shareholders to approve a merger under Nevada corporate law, Rule 419 also requires that we receive reconfirmation from 80% of the investors in the Rule 419 offering in order to consummate a merger.

Recent Developments

         Our board believes that the merger represents a good investment opportunity for our shareholders and recommends that the investors elect to accept the reconfirmation offering. The merger agreement was approved by the directors and shareholders of RRUN by written consent dated December 18, 2000. The merger agreement was confirmed by the unanimous consent of the directors on December 18, 2000.

         Bob Hemmerling resigned as Secretary, Treasurer and Director in February, 2001 to pursue other business opportunities.

                                  RISK FACTORS

         RRUN Has a Limited Operating History. RRUN's operations are subject to the many risks inherent in a development stage business enterprise operating in a market dependent upon new technology. The likelihood of RRUN's success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in a new business and the competitive environment in which it operates. Since inception, RRUN's efforts have been limited primarily to organizational activities and it has generated no revenues to date. Its operating history is insufficient for an investor to rely on in making a judgment about RRUN's future performance. RRUN cannot be certain that its business strategy will be successful or that it will successfully address the risks and uncertainties related to RRUN's limited operating history.

         We Cannot Assure You That RRUN's Operating Results Will Be Profitable. RRUN's lack of operating history and unproven business model make it difficult to accurately forecast RRUN's future revenues or results of operations. RRUN has no meaningful historical financial data upon which to base planned operating expenses, and its sales and operating results are difficult to forecast. A variety of factors may cause RRUN's annual and quarterly operating results to fluctuate significantly. Many of these factors are outside of RRUN's control and include:

         o        the effectiveness of its sales and marketing campaign;

         o        market acceptance of RRUN's products;

         o the amount and timing of its operating costs and capital expenditures;

         o introductions by its competitors of new or enhanced services or products;

         o price competition and fluctuations in the prices of the products that RRUN sells;

         o        changes in its management team and key personnel; and

         o fluctuations in general economic conditions and economic conditions specific to RRUN's industry.

         One or more of these factors could materially and adversely affect gross margins and operating results in future periods. Given RRUN's stage of development and level of revenues, we cannot assure you that RRUN can meet these estimates, that the assumptions are reliable, or that RRUN will, at any point, attain profitability.

         We have not achieved profitability and, given the level of our planned operating and capital expenditures, we expect to continue to incur losses and negative cash flows through at least 2002. Our accumulated deficit since inception as of March 31,2001 was approximately $428,288. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis in the future. If our revenue grows more slowly than we anticipate, or if our operating expenses exceed our expectations and cannot be adjusted accordingly, our business will be harmed.

         We May Need Additional Capital in the Future and Additional Financing May Not Be Available, Which Could Affect RRUN's Ability to Continue Operations. We currently anticipate that our available cash resources, combined with the net proceeds from this offering and planned financing from private placement funding will be sufficient to meet our anticipated working capital and capital expenditure requirements for the next 24 months. Our resources may not be sufficient for our working capital and capital expenditure requirements. We may need to raise additional funds through public or private debt or equity financing in order to:

         o take advantage of opportunities, including international expansion or acquisitions of complementary businesses or technologies;

         o        develop new products or services; or

         o        respond to competitive pressures

         Any additional financing we may need may not be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of unanticipated opportunities, develop new products or services or otherwise respond to unanticipated competitive pressures, and our business could be harmed. Our forecast of the period of time through which our financial resources will be adequate to support our operations is a forward looking statement that involves risks and uncertainties, and actual results could vary materially as a result of a number of factors, including those set forth in this "Risk Factor" section.

         RRUN May Not Receive Adequate Cooperation From the Major Record Labels, Which Could Negatively Affect Its Ability to Generate Revenues. Even though RRUN's management believes that RAHX is a viable solution to the digital music dilemma, we cannot assure you that the major records labels will cooperate with RRUN. If the major record labels do not cooperate in providing content, then RRUN will move towards securing relationships with independent record labels. The Internet has become a valuable tool for independents, as they can forgo many of the middlemen in music distribution and place their materials directly in the hands of consumers. However, compared to major record labels, independent record producers own much smaller catalogs, and produce content that is not as popular. As a result, dependence on independent labels may produce lower revenues, and adversely affect RRUN's ability to become profitable and to sustain profitability.

         RRUN is Dependent on Key Personnel. RRUN's success is highly dependent upon certain key management and technical personnel. Ray Hawkins and Pavel Bains have played important roles in RRUN's founding, development and promotion. Although RRUN intends to enter into employment agreements with both Mr. Hawkins and Mr. Bains, the loss of either of them could adversely affect RRUN's business, financial condition, and results of operations. RRUN intends to apply for and obtain "key man" life insurance on the life of Mr. Hawkins and Mr. Bains. We cannot assure you that either of these persons will remain with RRUN in the future due to circumstances either within or outside of their control. In addition, competition for qualified personnel is intense, and we cannot assure you that RRUN will be able to hire or retain additional qualified personnel. Any inability to attract and retain qualified personnel would adversely effect RRUN's business.

         Issuance of Shares in the Acquisition Will Result in Substantial Additional Dilution. Our Certificate of Incorporation authorizes the board to issue 100,000,000 shares of common stock, $.0001 par value. The proposed acquisition, if completed, will result in our issuing an additional 305,439 shares of common stock and will result in substantial dilution in the percentage of the common stock held by its present shareholders. Moreover, the common stock to be issued in the acquisition has been valued on an arbitrary or non-arm's-length basis by management, resulting in an additional reduction in the percentage of common stock held by our present shareholders.

         There is No Public Market for Our Securities, Which Means You Could Experience Difficulty in Selling Your Shares. At the present time, there is no public market for our securities. It is unlikely that a regular trading market will develop when the reconfirmation offering is concluded, or if developed, that a market will be sustained, or that our securities purchased by the public in the offering may be resold at their original offering price or at any other price. Any market for our securities that may develop will very likely be a limited one. While we intend to continue to timely file periodic reports under the Securities Exchange Act of 1934 for so long as we may be required to do so, no assurances are given that we will continue to file these reports on a voluntary basis. In any event, due to the low price of our securities, many brokerage firms may choose not to engage in market making activities or effect transactions in our securities. Purchasers of our securities may have difficulties in reselling them and many banks may not grant loans using our securities as collateral. Our securities will not be eligible for listing on the Nasdaq Stock Market when this reconfirmation offering is completed.

              YOUR RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419
                   DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

         Rule 419 requires that offering proceeds, after deducting underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by you and other investors in this offering, be deposited into an escrow or trust account governed by an agreement that contains certain terms and provisions specified by Rule 419. Under Rule 419, the funds will be released to us and the securities will be released to you only after we have met the following three basic conditions:

         First, we must execute an agreement for an acquisition of a business or asset that will constitute our business and for which the fair value of the business or net assets to be acquired represents at least 80% of the maximum offering proceeds, but excluding underwriting commissions, underwriting expenses and dealer allowances, if any. We have entered into an agreement with RRUN.

         Second, we must file a post-effective amendment to the registration statement that includes the results of this offering including, but not limited to, the gross offering proceeds raised to date, the amounts paid for underwriting commissions, underwriting expenses and dealer allowances, if any, amounts dispersed to us and amounts remaining in the escrow account. In addition, we must disclose the specific amount and use of funds disbursed to us to date, including payments to officers, directors, controlling shareholders or affiliates, specifying the amounts and purposes of these payments. We must also disclose the terms of the reconfirmation offer with the conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate and business, including audited financial statements. This prospectus complies with this requirement.

         Third, we will mail a copy of the prospectus to each investor within five business days of the effective date a post-effective amendment. This prospectus is the reconfirmation prospectus. The reconfirmation offering will be made as described under "Prospectus Summary; Reconfirmation Offering." After we submit a letter to the escrow agent that the requirements of Rule 419 have been met and after the acquisition is closed, the escrow agent can release the funds and securities.

         We entered into an escrow agreement with City National Bank, N.A., Los Angeles, California, which provides that:

               The proceeds are to be deposited into the escrow account maintained by the escrow agent promptly upon receipt. While Rule 419 permits 10% of the funds to be released to us prior to the reconfirmation offering, we do not intend to release these funds. The funds and any dividends or interest earned, are to be held for the sole benefit of the investor and can only be invested in bank deposit, in money market mutual funds, federal government securities or securities for which the principal or interest is guaranteed by the federal government.

               All securities issued for the offering and any other securities issued, including stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. Your name must be included on the stock certificates or other documents evidencing the securities. The securities held in the escrow account are to remain as issued, and are to be held for your sole benefit. You retain the voting rights, if any, to the securities held in your name. The securities held in the escrow account may neither be transferred or disposed of nor any interest created in them other than by will or the laws of descent and distribution, or under a qualified domestic relations order as defined by certain tax laws or retirement laws.

                                     MERGER


Background of the Merger Agreement

         In November 2000 we commenced a "blank check" offering under Rule 419 of the Securities Act. The offering was successful in raising $115,368 in gross proceeds from investors. On November 20, 2000, we started initial discussions with RRUN. Following November 28, 2000, when our Rule 419 offering closed, we began serious negotiations with RRUN on December 1, 2000. The acquisition of RRUN by United became probable on or about December 6, 2000. The merger agreement between us and RRUN was completed December 18, 2000, and we filed a post-effective amendment on December 21, 2000. Under Rule 419, $115,368 and 288,420 shares purchased by the investors were placed in escrow pending:

         o distribution of a reconfirmation prospectus to the investors describing the acquisition of RRUN; and

         o the subsequent reconfirmation by at least 80% of the investors that they have elected to remain investors.

         In the event the merger is not approved by at least 80% of the investors, then the shares deposited in the escrow account will not be released to the investors. Instead, the $115,368 in offering proceeds in the escrow account will be returned to the investors, and the share certificates will be canceled. Under Rule 419, the value of RRUN must represent at least 80% of the maximum offering proceeds, or $92,294. Based upon independent audited financial statements and an independent valuation of RAHX, Inc., which is 80% owned by RRUN, RRUN's business value is more than $92,294.

Terms and Conditions of Merger Agreement

         Stockholders wishing to obtain a copy of the merger agreement, which is incorporated into this prospectus by reference, may obtain one without charge by writing to United Management, Suite 104, 1456 St. Paul St., Kelowna, British Columbia, Canada V1Y 2E6, attention: Christine Cerisse.

         Under the merger agreement, RRUN will be merged into us. If the merger is consummated, 305,439 shares of common stock will be issued to former RRUN shareholders. Each shareholder who holds shares of our common stock registered in the registration statement declared effective by the SEC on November 28, 2000 prior to the merger and who accepts the reconfirmation offer will, after consummation, hold the same number of shares held prior to the merger, but the aggregate percentage interest in United Management will be decreased to approximately 35.6%. RRUN will merge into United Management with United Management as the surviving entity.

         Our name will be changed to "RRUN Ventures, Inc." after the merger. The merger is intended to be consummated so that the transaction will be tax-free to all parties involved under Internal Revenue Code Section 368(a)(1)(A). Each investor who rejects the reconfirmation offer will be paid his or her pro rata share of the amount in the escrow account at $.40 per share, and current holders of our common stock, which is restricted from resale under United States securities laws, will tender their shares to us for cancellation. Governmental approval is not required to consummate the merger.

         The result of the merger, assuming that 80% of the investors reconfirm their investment, is that former RRUN shareholders will own approximately 67% of the surviving entity while our current shareholders will own approximately 33% of United Management on a fully-diluted basis.

         Investors deciding to accept the reconfirmation offer are directed to sign a reconfirmation letter and return it to United Management, Inc.,
Attention: Christine Cerisse, who will forward each reconfirmation letter to our escrow agent. Any investor who fails to return his or her form so that it is received by Ms. Christine Cerisse within 45 business days from the date of their reconfirmation prospectus will be deemed to have rejected the reconfirmation offer and will automatically be sent a check within five business days representing his or her pro rata share of the funds in the escrow account for the benefit of the investors.

United Special Meeting

         The United Special Meeting of Shareholders will be held at United's offices located at Suite 104, 1456 St. Paul St., Kelowna, British Columbia, Canada on August 17, 2001 at 9:00 a.m., local time. At the United annual meeting, holders of United common stock will be asked to consider and vote upon:

         - The merger, the merger agreement and the issuance of shares of United common stock in the merger

         - Any other business that may properly come before the United annual meeting or any postponement or adjournment

         United shareholders are entitled to vote at the United meeting if they owned shares of United as of July 1, 2001, United's record date. On that date, there were 788,420 shares of United common stock outstanding and entitled to vote at the United meeting.


RRUN Written Consents

         RRUN shareholders will have an opportunity to approve the merger and the merger agreement by written consent. Holders of shares of RRUN common stock at the close of business on the date the first written consent is given are entitled to submit written consents. As of July 1, 2001 there were 6,108,780 shares of RRUN common stock issued and outstanding. Approval of the merger and merger agreement requires the approval of the holders of a majority of the outstanding shares of RRUN common stock.


RRUN Optionholders

         Each outstanding option to acquire shares of RRUN common stock shall be assumed by United. As a result of the merger, each RRUN stock option shall be treated as an option to acquire shares of United common stock upon the same manner determined by multiplying the number of shares presently subject to the RRUN options by the exchange ratio by which the RRUN common shares are to be exchanged for shares of United common stock in the merger and by dividing the exercise price for such shares of RRUN common stock by the exchange ratio to determine the new exercise price. Based on the number of RRUN options that are expected to be outstanding at the closing of the merger, these options will be converted into options to purchase approximately 57,150 shares of United common stock.

Rights of Dissenting Shareholders

United

         Under the Nevada Revised Statutes, United shareholders do not have appraisal rights.

RRUN

         Under Nevada Revised Statutes, even if enough holders of RRUN common stock approve the merger, a RRUN shareholder can refuse the merger consideration and exercise his appraisal rights to dissent and obtain payment for the fair value of his common stock.


Certain Income Tax Consequences

         The merger is intended to qualify as a "tax-free reorganization" for purposes of the federal income tax law so that United Management's and RRUN's stockholders will not recognize gain or loss from the transaction. The transaction is not expected to result in the recognition of gain or loss to either United Management or RRUN in the respective jurisdictions where each entity is subject to taxation. No opinion of counsel nor a ruling from the internal revenue service has been obtained. This statement is for general information only and our stockholders should consult their own tax advisors as to the specific tax consequences of the merger to them.

                                    DILUTION

         The difference between the initial public offering price per share of common stock and the net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share of common stock is determined by dividing our net tangible book value, which is total tangible assets less total liabilities, by the number of shares of common stock outstanding.

         As of March 31, 2001, our net tangible book value was -$70,726 or -$.14 per share of common stock. Excluding the $115,368 proceeds of the offering and the 288,720 shares issued in the offering, our net tangible book value as of March 31, 2001 was -$70,726 or -$0.14 per share of common stock. Net tangible book value represents the amount of our total assets, less any intangible assets and total liabilities. Our net tangible book value as of March 31, 2001 on an unaudited pro forma combined basis, taking into account the acquisition of RRUN and issuance of 305,439 shares of common stock to RRUN's present shareholders, was -$489,283 or approximately -$.22 per share, based on 2,211,859 outstanding shares of common stock, including 1,118,000 issuable upon the exercise of RRUN options. The result will be an immediate dilution to our present shareholders, and substantial dilution of 112.5% to the public investors on a post-offering basis, and 155% on a post-merger basis. The following tables illustrate this dilution:

  Public offering price per share                            $.40           100%

  Net tangible book value per share
  before the offering                          -$0.14

  Increase per share attributable
  to new investors                              $0.09
                                                 ----

  Dilution per share to new investors                       $0.45         112.5%
                                                            =====         ======

  Number of Shares Before   Money Received For Shares   Net Tangible Book Value
         Offering                Before Offering       Per Share Before Offering

          500,000                     $100                       -$0.14


  Total Number of Shares   Total Amount of Money   Pro-Forma Net Tangible Book
      After Offering        Received For Shares   Value Per Share After Offering

          788,420                $115,368                  -$0.05


  Public offering price per share                           $0.40          100%
  Net tangible book value per share
   before the Offering                         -$0.14
  Proforma net tangible book value per share               -$0.22           55%
  Post-merger dilution per share to new
   investors                                               -$1.62          155%


         The tables are based upon the potential acquisition of RRUN, the possible issuance of 305,439 shares of common stock to present RRUN shareholders and the assumption that 100% of the investors reconfirm their investment.

                                USE OF PROCEEDS

         The gross proceeds of this offering were $115,368. Rule 419 permits 10% of the funds, or $11,536, to be released from escrow to us prior to the reconfirmation of the offering. However, we did not request release of these funds. We will receive the gross proceeds in the event a business combination with RRUN is closed according to Rule 419.

         We have not incurred and do not intend to incur in the future any debt from anyone other than management for our organizational activities. Debt to management will not be repaid. Management is not aware of any circumstances that would change this policy. Also, none of the proceeds are being used to repay debt. Management will pay the offering expenses.

         Under Rule 419, after the reconfirmation offering and the closing of the business combination, $115,368, plus any dividends received, but less any amount returned to investors who did not reconfirm their investment under Rule 419, will be released to us, and utilized as follows:

                                                Amount              Percent

             Gross Proceeds                     $115,368              100%

             Offering Expenses                  $ 15,000             13.0%

             Working Capital                    $100,368             77.0%

         The anticipated application of the net proceeds are for professional consulting fees, payroll, operational premises rent and equipment leases. Further detail is provided as follows:

         Working Capital Breakdown (listed in order of priority):

Item                                                          Amount

Payroll (1)                                                   20,000
Professional Services and Consulting (2)                      55,000
Deposits for additional Operational Premises (3)              15,000
Deposits for Equipment leases (4)                             10,000
Misc.                                                            368

(1)  Payroll Costs Description:

         The funds will be used for human resources sourcing of additional staff and payroll costs attributed to new personnel acquisitions.

(2)  Professional Services and Consulting Fees Description:

         The funds will be used for the following Professional Service providers.

Professional Service Provider       Amount       Purpose

Foley & Lardner                     15,000       Legal fees
Price Waterhouse Coopers            22,000       Business consulting/accounting
Cane & Company                       8,000       Legal fees

Morgan & Company                    10,000       Audit fees

(3)  Operational Premises Costs Description:

         The funds will be used for deposits of new office premises for the Company, specifically business development offices in New York, NY.

(4)  Equipment Leases Costs Description:

         The funds will be used for deposits on leases of server equipment, specifically files and web servers.

         The proceeds received in this offering have been placed into the escrow account pending closing of the pending business combination with RRUN. These funds are in an insured financial institution in either a certificate of deposit, interest bearing savings account or in short term federal government securities as placed by City National Bank, N.A., Los Angeles, California.

                                 CAPITALIZATION

         Our capitalization on March 31, 2001, and as adjusted to give effect to the issuance of shares to RRUN's shareholders after the proposed acquisition is completed, is as follows:

                                          --------------------- ----------------- ----------------------- -------------
                                                UNITED               RRUN
                                           MANAGEMENT, INC.     VENTURES, INC.     ADJUSTMENTS            PRO FORMA
                                          ------------------   ------------- --- ----------------------- -------------

Loans payable                              $  13,106             $183,942                -                 $197,048
Common Shares Subject to
     Reconfirmation                        $ 115,368                                                       $115,368
                                          ------------------   ------------- --- ------------------ ---- -------------
                                                                 $183,942                 -
                                           $ 128,474                                                       $312,416
                                          ==================   ============= === ================== ==== =============

SHAREHOLDERS' EQUITY

Share Capital                              $      50             $ 6,109     (a)         (50)              $  6,109


Additional Paid In Capital                 $  15,670             $ 4,622     (a)     (15,670)              $  4,622
                                          ------------------   ------------- --- ------------------ ---- -------------

Deficit                                    $ (86,446)          $(429,288)    (a)      18,955              $(500,014)

                                                                             (a)      (3,235)
                                          ------------------   ------------- --- ------------------ ---- -------------

Capitalization                             $ (70,726)           $(418,557)                                $(489,283)
                                          ==================   ============= === ================== ==== =============

(a)      Record the reverse take-over transaction

                           THE UNITED SPECIAL MEETING

When and Where the Meeting will be held

         This proxy statement/prospectus is being furnished to United shareholders as part of the solicitation of proxies by the United board of directors for use at the United special meeting, to be held on August 17, 2001 at 9:00 a.m., local time at United's corporation headquarters at Suite 104, 1456 St. Paul St., Kelowna, British Columbia, Canada and at any adjournments or postponements thereof.

         This proxy statement/prospectus, and the accompanying proxy card, are first being mailed to holders of United common stock on or about August 7, 2001.


What Will Be Voted Upon

         The purpose of the United special meeting is to consider and vote upon the following proposal:

         - to approve the merger, the merger agreement and the issuance of shares of United common stock in connection with the merger.

         The United board of directors does not presently intend to bring any business before the United meeting other than the specific proposal referred to above and specified in the notice of the United special meeting. The United board of directors knows of no other matters that are to be brought before the United special meeting. If any other business properly comes before the United special meeting, including the consideration of a motion to adjourn the meeting, including for purposes of soliciting additional votes, it is the intention of persons named in the enclosed form of proxy to vote the shares they represent as the United board of directors may recommend.


Which Shareholders May Vote

         Only holders of record of United common stock at the close of business on July 1, 2001, the United record date, are entitled to notice of and to vote at the United annual meeting. As of the close of business on the United record date, there were 788,420 shares of United common stock outstanding and entitled to vote, held of record by 47 shareholders. A majority, or 403,094 of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business.


How Do United Shareholders Vote

         The United proxy card accompanying this proxy statement/prospectus is solicited on behalf of the United board of directors for use at the United meeting. Shareholders are requested to complete, date and sign the accompanying proxy and promptly return it in the accompanying envelope or otherwise mail it to United. All proxies that are properly executed and returned, and that are not revoked, will be voted at the United special meeting in accordance with the instructions indicated. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR APPROVAL AND ADOPTION OF ALL OF THE MATTERS LISTED ON THE PROXY CARD.

How To Change Your Vote

         A United shareholder who has given a proxy may revoke it at any time before it is exercised at the United meeting, by doing one of the following:

         - delivering a written notice of revocation with Ms. Christine Cerisse, President, Suite 676-141, 757 W. Hastings St., Vancouver, BC V6C 1A1, Canada

         - executing a subsequently dated proxy and delivering it Ms. Christine Cerisse, President, Suite 676-141, 757 W. Hastings St., Vancouver, BC V6C 1A1, Canada

         - attending the United special meeting and voting in person.

         Attending the United special meeting will not, by itself, revoke a proxy. The United shareholder must also vote at the meeting.


Vote Required To Approve Each Proposal

         Under Nevada law, the charter documents of United, approval of the merger and approval of the merger agreement and the issuance of shares of United common stock in connection with the merger requires the affirmative vote of a majority of the outstanding shares of United common stock.

         THE MATTERS TO BE CONSIDERED AT THE UNITED MEETING ARE OF GREAT IMPORTANCE TO THE SHAREHOLDERS OF UNITED. ACCORDINGLY, SHAREHOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS PROXY STATEMENT/PROSPECTUS, AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.


Solicitation Of Proxies And Expenses Of Solicitation

         United's management will bear the cost of the solicitation of proxies in the enclosed form from its shareholders. In addition to solicitation by mail, the directors, officers and employees of United may solicit proxies from shareholders by telephone, telegram, letter, email, facsimile or in person.


Deadline For Receipt Of Shareholder Proposals

         Under Rule 14a-8 of the Securities Exchange Act, a shareholder intending to present a proposal to be included in United's proxy statement for its 2001 Annual Meeting of Shareholders must deliver a proposal in writing to its executive offices no later than July 24, 2001.

                      RRUN SOLICITATION OF WRITTEN CONSENTS


 Purpose Of Consent Solicitation

         RRUN is soliciting written consents from its shareholders to approve the merger and the merger agreement.

         In accordance with RRUN's bylaws and Nevada law, the merger may be approved and adopted without a meeting of RRUN shareholders by written consent of at least a majority of the shares of RRUN common stock. If the holders of a majority of the shares of the RRUN common stock consent to the merger and approve the merger agreement, no further action will be required by RRUN shareholders to approve the merger and the merger agreement.

         The RRUN board of directors has approved the merger and the merger agreement, believes that the terms of the merger agreement are fair to and in the best interests of RRUN and its shareholders, and recommends that the RRUN shareholders vote "FOR" the merger by executing and returning RRUN written consents.


Record Date And Consent Rights

         The date for determining shareholders of record entitled to give or withhold consent to the merger will be the date on which the first written consent is given. Only holders of shares of RRUN common stock at the close of business on the date the first written consent is given will be entitled to submit written consents. As of July 1, 2001, there were approximately 7 holders of record of RRUN shares. There were 6,108,780 shares of RRUN common stock issued, and each share of which is entitled to one vote on the merger.

         A written consent may be revoked by delivery of written notice to the secretary of RRUN at any time prior to the time duly executed RRUN written consents have been returned, and not revoked, by the holders of a majority of the outstanding RRUN common stock.


Expenses Of Consent Solicitation

         RRUN written consents are being solicited by and on behalf of the RRUN board of directors. RRUN will bear all expenses in connection with such solicitation. In addition to solicitation by use of the mail, RRUN written consents may be solicited by directors, officers and employees of RRUN in person or by telephone or other means of communication. Such directors, officers and employees will not be additionally compensated for, but may be reimbursed for out-of-pocket expenses incurred in connection with any solicitations.


Required Consents

         Approval of the merger and merger agreement requires the approval of the holders of a majority of the outstanding shares of RRUN common stock. As of July 1, 2001, neither United nor any of its executive officers or directors beneficially owned any outstanding shares of RRUN common stock.

         RRUN SHAREHOLDERS SHOULD READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS DOCUMENT, AND COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED RRUN WRITTEN CONSENT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                APPRAISAL RIGHTS


RRUN Shareholders

         Holders of RRUN common stock are entitled to exercise dissenters' rights under Chapter 92A, Sections 92A.380 and 92A.410 through 92A.500 of the Nevada Revised Statutes. A stockholder of RRUN will be entitled to relief as a dissenting stockholder if and only if he or she complies strictly with all of the procedural and other requirements of Sections 92A.380 and 92A.410 through 92A.500 of the Nevada Revised Statutes. A copy of Sections 92A.380 and 92A.410 through 92A.500 is attached as Appendix C. The following is not intended to be a complete statement of the method of compliance with Sections 92A.380 and 92A.410 through 92A.500 and is qualified in its and by reference to the copy of Sections 92A.380 and 92A.410 through 92A.500 attached as Appendix C.


Right to Dissent

         Stockholders of a Nevada corporation have the right to dissent from certain corporate actions in certain circumstances. According to Nevada Revised Statutes Sec. 92A.380(1)(a)(1), these circumstances include consummation of a merger requiring approval of the corporation's stockholders. Stockholders who are entitled to dissent are also entitled to demand payment in the amount of the fair value of their shares.


Requirements

         According to Nevada Revised Statutes Section 92A.420(1), stockholders of RRUN who wish to assert dissenters' rights:

         -must deliver written notice to RRUN, BEFORE the vote is taken at the special meeting, of their intent to demand payment for their RRUN common stock if the merger is completed; and
         -must not vote their shares in favor of approval of the merger agreement.

         Stockholders failing to satisfy these requirements will not be entitled to dissenters' rights under Chapter 92A of the Nevada Revised Statutes.

         Thereafter, the "Subject Corporation", as defined below, is required to send a written dissenters' notice to all RRUN stockholders who satisfied these two requirements; written notice of intent to demand payment, and not voting in favor of the merger. The written dissenters' notice is required to be sent within 10 days after completion of the merger. According to Nevada law, RRUN is deemed to be the "Subject Corporation" before the merger occurs, and will be the "Subject Corporation" after the merger occurs. The dissenters' notice must include:

       - a statement of where dissenting stockholders should send their demand for payment and where and when certificates for RRUN common stock are to be deposited;

       - a form for demanding payment including the date the merger was announced and a certification from the stockholders asserting dissenters' rights that they acquired beneficial ownership of the shares before the date when the terms of the merger were announced to the news media or the stockholders;

       - a date by which the Subject Corporation must receive the demand for payment, which may not be fewer than 30 or more than 60 days after the date the dissenters' notice is delivered; and - a copy of sec. 92A.300 through sec. 92A.500 of the Nevada Revised Statutes.

         RRUN stockholders wishing to exercise dissenters' rights must thereafter

         - demand payment;

         - certify whether they acquired beneficial ownership of RRUN common stock before December 21, 2001, the date the post-effective Amendment discussing the merger was filed; and

         - Deposit their certificates in accordance with the terms of the dissenters' notice.

         Nevada law further provides that RRUN stockholders who fail to demand payment or deposit their certificates where required by the dates set forth in the dissenters' notice will not be entitled to demand payment or receive the fair market value for their shares of RRUN common stock as provided under Nevada law. Instead, such stockholders will receive the same merger consideration as the stockholders of RRUN who do not exercise dissenters' rights.


Payment for Dissenting Shares

         RRUN will be required under Nevada law to pay each dissenter who made a valid demand the amount it estimates to be the fair value of the dissenter's shares of RRUN common stock, plus accrued interest. RRUN must make such payment within 30 days after RRUN receives the dissenter's demand for payment. The payment must be accompanied by:

         - a copy of RRUN's financial statements as of December 31, 2000, as well as RRUN's most current interim financial statements;

         - a statement of RRUN's estimate of the fair value of the dissenter's shares of RRUN common stock;

         - an explanation of how interest was calculated;

         - a statement of the dissenter's rights to demand payment under Nevada law of the dissenter's estimate of the value of the RRUN common stock; and

         - a copy of Sections 92A.300 through 92A.500 of the Nevada Revised Statutes.

         RRUN may withhold payment from dissenters who became the beneficial owners of the shares of RRUN common stock on or after December 21, 2000. If payment is withheld in this fashion by RRUN, it must estimate the fair value of the dissenter's shares of RRUN common stock, plus accrued interest, and offer to pay this amount to each dissenter in full satisfaction of his demand. RRUN is required to send this offer to all such dissenters with a statement of RRUN's estimate of the fair value of the shares of RRUN common stock, an explanation of how interest was calculated and a statement of the dissenters' rights to demand payment under Nevada law.

         Nevada law provides that a dissenter who believes that the amount paid or offered is less than the full value of his or her shares of RRUN common stock, or that the interest due is incorrectly calculated, may, within 30 days after RRUN made or offered payment for the shares, either (1) notify RRUN in writing of his or her own estimate of the fair value of the shares of common stock and the amount of interest due and demand payment of the difference in this estimate and any payments made, or (2) reject the offer for payment made by RRUN and demand payment of the fair value of his or her shares and interest due.

         If a demand for payment remains unsettled, RRUN must commence a court proceeding within 60 days after receiving a demand, petitioning the court to determine the fair value of the shares of RRUN common stock and accrued interest. All dissenters whose demands remain unsettled would be made a party to the proceeding, which would be conducted in the district court of Washoe County, Nevada. If RRUN fails to commence such a proceeding, it would be required by Nevada law to pay the amount demanded to each dissenter whose demand remains unsettled. Dissenters would be entitled to a judgment:

         -for the amount determined by the district court to represent the fair value of their shares, plus accrued interest, less any amount paid under Section 92A.460 of the Nevada Revised Statutes; or

         -for the amount determined by the district court to represent the fair value of those shares on which RRUN elected to withhold payment under
          Section 92A.470 of the Nevada Revised Statutes, plus accrued interest.

         The district court will assess the costs of the proceedings against RRUN; however, some or all of the costs could be assessed against all of the dissenters to the extent that the court finds that all or some dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The district court may also assess against RRUN or the dissenters the fees and expenses of counsel and experts for the respective parties, in the amount the court finds equitable.

THE REQUIRED APPRAISAL RIGHTS' PROCEDURES MUST BE FOLLOWED EXACTLY OR THE APPRAISAL RIGHTS MAY BE LOST.

                                PLAN OF OPERATION

         The following discussion should be read along with the financial statements and notes, and by other more detailed financial information appearing in other parts of this prospectus.


United Management, Inc.

         We are in the development stage as of June 30, 2000 and we completed an initial public offering in December 2000 using a Registration Statement that became effective with the Securities and Exchange Commission on November 28, 2000 and sold 288,420 shares of its common stock, $.0001 par value, at a price of $.40 per share. The offering was conducted directly by us without an underwriter. We are a "blank check" company subject to Rule 419 of Regulation C which was organized to obtain funding from persons purchasing in the offering in order to provide a vehicle to take advantage of business opportunities which management believes arise from time to time.

         The deposited funds and the securities to be issued to subscribers are remaining in escrow and may not be released until an acquisition meeting certain specified criteria has been made and enough subscribers reconfirm their investments according to the procedure outlined in Rule 419.

         We had no revenues for each of the years ended June 30, 2000 and June 30, 1999. We had a net loss of ($16,932) for the year ended June 30, 2000 as compared to a net loss of ($1,973) for the year ended June 30, 1999. In addition, at June 30, 2000, we had total assets of $0 and total liabilities of $3,235.

         We had no revenues for each of the periods ended September 30, 2000 and September 30, 1999. We had a net loss of ($9,254) for the period ended September 30, 2000 as compared to a net loss of ($5,902) for the period ended September 30, 1999. In addition, at September 30, 2000, we had total assets of $0 and total liabilities of $12,489.

         We had no revenues for each of the periods ended December 31, 2000 and December 31, 1999. We had a net loss of ($24,121) for the period ended December 31, 2000 as compared to a net loss of ($5,952) for the period ended December 31, 1999. In addition, at December 31, 2000, we had total assets of $0 and total liabilities of $36,610.

         In December 2000, we executed an agreement with RRUN Ventures, Inc., a Nevada corporation, and its shareholders to acquire all of RRUN's issued and outstanding shares of capital stock in exchange for 305,439 shares of our common stock. Assuming this reconfirmation offering and acquisition is completed, RRUN's business will be our sole business.


RRUN Ventures Inc. Plan of Operation

         Upon closing of the merger with United Management Inc., RRUN will require additional funds to finance its operations. RRUN plans to seek financing within six months of the merger to capitalize its funding requirements. This financing will satisfy its cash needs for the first twelve to eighteen months of operations. To further fund RRUN's business efforts it plans to meet the requirements to complete a listing on the NASDAQ Small Cap Market and subsequently execute a secondary offering of its common stock. This proposed listing on the NASDAQ Small Cap Market is planned for eighteen to twenty-four months after the closing of the merger between RRUN and United Management Inc.

         Over the first twelve months of operations, RRUN will conduct significant product research and development, or R & D for it's Peer to Peer, or P2P product, RAHX. From system architecture design to working prototype and Alpha and Beta releases RAHX will be developed within a accelerated product cycle of six to nine months.

         The R & D executed by RRUN will include but will not be limited to:

         o Development of the RAHX software and its software subset components
         o        Development of the RAHX back end platform system
         o        Development of various RAHX software licensee user tools

         Within the first year of operation RRUN intends to invest significantly in equipment to be used in developing products, the RAHX back end technology and corporate file servers. The equipment invested in will include but not limited to:

         o Audio and Video Production equipment for the development of the interactive front end websites
         o Web, File, DNS and Proxy Servers that will handle the products' capacity needs
         o Networking/Communication servers to load balance the traffic coming through the RAHX websites

         RRUN will continue its main operations out of its Vancouver, BC facility and intends to open business development offices in New York and Los Angeles.

         RRUN anticipates that its staffing levels of RRUN will increase significantly to approximately 50 employees over the first year of operations to properly execute its business plan and to support its aggressive growth strategy.

         In addition to increasing the number of employees, additional senior management will be required to add experience to the present management team and further RRUN's development. Over the first 12 months, RRUN intends to appoint additional members to the Board of Directors and form an advisory board of industry professionals to guide, counsel and assist it through its business strategy execution.

RRUN Ventures Inc. Implementation Plan

         The RRUN Ventures Inc. initial implementation is planned over a period of two phases totaling twenty-four (24) months. Each phase is broken down into a number of stages that range from two to three months. The implementation plan during each stage describes the activity across various departments such as Operations, Finance, Venture Development/Product Development, and Sales/Marketing/Business Development. Each stage also lists the cost to execute the stage. The projected cost of each phase is as follows; phase 1, $2,250,000 and; phase 2, $5,000,000. The Company expects to secure the financing to satisfy the capital needs for each phase through the execution of private placement investments. The source of the private placement financing will be comprised of a mix of principal shareholders, private investors and venture capital companies. If the funding is unavailable, in whole or in part, at the expected time, the Company will delay implementation of entire components of certain aspects of the implementation plan until the necessary funding is secured.


Phase 1- Stage A
Duration: 2 months (October 1 - November 30, 2000)
     Operations:
       o   Establish and Incorporate Company
       o   Set up Vancouver Production office
       o   Complete evaluation of RAHX, Inc.
       o   Complete purchase of RAHX, Inc.
       o   Complete equity purchase of KAPH Data Engineering Inc. shares

     Financing:
       o   Initiate start up financing
     Venture Development /Product Development:
       o   Continue development of RAHXWARE software Sales/Marketing/Business
     Development:
       o   Soliciting to and securing of content owners
       o   Soliciting to and securing of partners
     Cost of Stage:
       o   Approx. $50K

Phase 1 - Stage B
Duration: 2 months (December 1 - January 31, 2001)
     Operations:
       o   Commence Human Resources (HR) recruitment program
       o   Identify potential Advisory Board members
       o   Identify potential Board Directors
     Financing:
       o   Source and secure RTO candidate
     Venture Development/Product Development:
       o   Commence development of RAHX.com website
     Sales/Marketing/Business Development:
       o   Soliciting to and securing of content owners
       o   Soliciting to and securing of partners
     Cost of Stage:
       o   Approx.  $100K

Phase 1 - Stage C
Duration: 3 months (Feb 1 - April 30, 2001)

     Operations:
       o   Open Los Angeles business development office
       o   HR- seek candidates for various positions
       o   Secure Advisory Board members
       o   Secure Board Directors
     Financing:
       o   Complete transaction with RTO candidate
       o   Commence trading as new company on NASD OTC:BB
       o   Source and secure private placement financing
       o Identify investment banker to source further rounds of funding Venture Development /Product Development:
       o   Accelerated development of RAHXWARE commences
       o   Launch of RAHX.com
     Sales/Marketing/Business Development:
       o   Launch of marketing for RAHX.com
       o   Soliciting to and securing of content owners
       o   Soliciting to and securing of partners
     Cost of Stage:
       o   Approx. $400K

Phase 1 - Stage D
Duration: 3 months (May 1 - July 31, 2001)
     Operations:
       o   HR- seek candidates for various positions
       o   Secure Advisory Board members
       o   Secure Board Directors
       o   Open business development office In New York
     Sales/Marketing/Business Development:
       o   Marketing of RAHX.com
       o   Soliciting to and securing of content owners
       o   Soliciting to and securing of partners
     Cost of Stage:
       o   Approx. $700K

Phase 1 - Stage E
Duration: 2 months (August 1 - September 30, 2001)
     Operations:
       o   HR- seek candidates for various positions
       o   Secure Advisory Board members
       o   Secure Board Directors
     Financing:
       o   Source and secure secondary financing
     Sales/Marketing/Business Development:
       o   Launch of marketing for RAHXWARE
       o   Soliciting to and securing of content owners

     Cost of Stage:
       o   Approx. $1.0 M

Phase 2 - Stage A
Duration: 3 months (October 1 - December 31, 2001)
Cost of entire phase 2: $5.0 M
     Operations:
       o   Execute strategic plan
       o   Identify opportunities
     Financing:
       o Commence process for listing on NASDAQ Small Cap Market or national market
     Venture Development /Product Development:
       o Launch of beta version of direct to consumer RAHXWARE software Sales/Marketing/Business Development:
       o   Marketing for RAHXWARE and RAHX.com
       o   Soliciting to and securing of content owners

Phase 2 - Stage B
Duration: 3 months (January 1 - March 30 - 2002)
     Operations:
       o   Execute strategic plan
       o   Identify opportunities
     Venture Development /Product Development:
       o   Launch of RAHXWARE licensing product
     Sales/Marketing/Business Development:
       o   Marketing for RAHXWARE and RAHX.com
       o   Soliciting to and securing of content owners
       o   Sales of RAHXWARE licensing program

Phase 2 - Stage C
Duration: 3 months (April, 2002 - June 30, 2002)
     Operations:
       o   Execute strategic plan
       o   Identify opportunities
     Sales/Marketing/Business Development:
       o   Marketing for RAHXWARE and RAHX.com
       o   Soliciting to and securing of content owners
       o   Sales of RAHXWARE licensing program

Phase 2 - Stage D
Duration: 3 months (July, 2002 - September, 2002)
     Operations:
       o   Execute strategic plan
       o   Identify opportunities
     Financing:
       o   Complete Listing on Nasdaq Small Cap Market or national market
       o   Complete secondary offering or private placement

     Sales/Marketing/Business Development:
       o   Marketing for RAHXWARE and RAHX.com

       o   Soliciting to and securing of content owners
       o   Sales of RAHXWARE licensing program

                             DESCRIPTION OF BUSINESS


Introduction

         United Management, Inc. was incorporated on January 29, 1997 under the laws of the State of Nevada to engage in any lawful corporate purpose. Other than issuing shares to its shareholders, we never commenced any other operational activities. We can be defined as a "blank check" company, whose sole purpose at this time is to locate and consummate a merger or acquisition with a private entity. The board has elected to implement our principal business purpose, which is described below.

         In December 2000, we completed an initial public offering of 288,420 shares of our common stock at a price of $.40 per share using a Registration Statement that became effective with the Securities and Exchange Commission on November 28, 2000. In December 2000, we executed an agreement with RRUN Ventures, Inc. and its shareholders to acquire all of RRUN's issued and outstanding shares of capital stock in exchange for 305,439 shares of our common stock. RRUN was incorporated in Nevada in October 2000 and is a multi-media venture development organization focused on content distribution utilizing the Internet.


Core Business Venture

         RRUN's core business venture is RAHX, a software platform that uses Peer to Peer, or P2P technologies to enable and enhance the distribution of digital media files over the Internet. P2P technologies allow users to exchange digital media files directly from their computers. RAHX focuses on providing both owners and consumers of media-related content a suite of software products that address their respective needs. To take advantage of the sudden growth in the file exchange industry, RRUN expects to launch the RAHX venture before the end of 2001.

         RAHX is used together with the product, RAHXWARE, the software which consumers use to connect to RAHX.


Opportunities in the Digital Music Industry

         There has been a recent media explosion around the controversial music software company Napster. Napster has caused an uproar within the music industry, as the company has led the way in pioneering a new process of distributing music over the Internet. This process has been dubbed file exchange or P2P. Consumers can now access music files directly with another consumer without going through a website or centralized server.

         However, companies like Napster are currently subject to a number of highly publicized lawsuits because, among other things, they promote the use of a software that violates the rights of music copyright owners including major record labels Sony and Universal. An opportunity arises for a company to create a feasible solution that not only generates revenue for the major record labels, but also allows consumers to continue to download and exchange music easily for a low cost.


RAHX Business Model

         RRUN's core business venture is RAHX, a software platform that uses P2P technologies to enable and enhance the distribution of digital media files over the Internet. RAHX provides media users and content owners with an end-to-end solution of distributing music over the Internet by performing the following functions:

         o Facilitating the transfer and exchanging of digital media files;

         o        Managing the income flow from consumers to content owners;

         o        Storing the income for the benefit of content owners;

         o        Tracking the content use;

         o        Distributing the income to content owners; and

         o Protecting the consumers with Internet security and content owners with digital rights management.

         RAHX earns income for RRUN through a two-pronged business model: Direct to Consumer Model and Licensing Model. In the Direct to Consumer Model, RAHX provides a file exchange service or P2P media service directly to consumers and uses its file exchange software to generate transaction fees by acting as an agent to facilitate transactions between consumers and content owners. In the Licensing Model, RAHX licenses its software to other P2P media services that desire a method to generate revenue. RAHX bills these file exchange services software license fees and transaction facilitation fees. Under this model, RAHX earns a smaller transaction fee rate than in the direct to consumer model.


The Management

         RRUN is operated by a team of professionals from the music, marketing, and technology sectors with core competencies in music industry licensing, Gen X & Y marketing, results-oriented business management, and systems integration software design and programming.


Company History

         RRUN Ventures Inc. was founded in Vancouver, British Columbia in June of 2000. RRUN was incorporated in October 2000 under the laws of Nevada.

         RRUN's key venture RAHX, Inc., was initially developed by a corporation controlled by RRUN's founders. RAHX was conceptualized as a software solution for the digital media file exchange industry. In November 2000, RRUN purchased the rights to RAHX by acquiring a controlling stake in RAHX, Inc. The first two RAHX products to emerge are the file exchange software solution RAHXWARE, and RAHX.net the promotional and support website for all RAHX products.

         Currently RRUN is in start-up phase with a staff of ten and operates in Vancouver, British Columbia. To date RRUN has achieved the following:

         o        Identified and secured a start-up management team;
         o        Begun developing relationships with content owners;
         o Begun developing a partnership with technology firm Kaph Data Engineering;
         o Begun sourcing financing and exploring options to initiate an initial public offering;
         o Created a RAHX demo, a RAHX introductory trailer, and a RRUN website; and
         o Developed a relationship with a technology/entertainment law firm whose clients include: NARAS, AOL, Microsoft, Sony and BMG.

         RRUN's primary strength is its people. This group consists of individuals who developed their skills while dealing with the technological changes in the new economy. This group brings experience in marketing, financial software development, entertainment, technology, and project management. As a start-up, RRUN is able to move quickly and adapt to a dynamic environment. However, RRUN must also overcome the barriers that arise in the start-up phase. These barriers include the lack of:

         o        Full financial capitalization to maximize operations; and
         o Strategic alliances with the major record labels and associations.

         RRUN has already begun moving past these barriers through a number of steps that will be instrumental for RAHX's success. First, RRUN has used its contact base to begin recruitment of experienced advisors and executive management from the music and media industries. Second, RRUN plans to initiate an initial public offering on one of the North American Stock Exchanges. Third, RRUN is seeking to develop relationships with the major record companies in the music industry.


                                    Products


RAHXWARE

         The RAHX platform is used with the product RAHXWARE, the downloadable client software, which users use to connect to RAHX.


RAHX.COM and RAHX.net

         RAHX.com and RAHX.net are complementary products to RAHX. These websites are used to promote the RAHX product line and accumulate a user base for RAHX. The RAHX.com website provides multi-media content to inform and entertain users and the RAHX.net site provides customer support to RAHX licensees.


Product Benefits

         RRUN believes that RAHX offers the best file exchange solution for consumer, music artists, and copyright owners.

         First, RAHX is designed to accurately record, collect, and distribute music royalties to their rightful owners. Since digital music emerged on the Internet, record companies have been searching for a viable system that allows them to use a financial system that will appeal to consumers. The RAHX Platform allows for consumers to purchase music for a reasonable price, and in turn deposit the money into the account of the copyright owner.

         Second, if other P2P media services employ the RAHX financial subsystem, RRUN expects that it will save record companies and copyright owners the time and money lost in lawsuits.

         Third, RRUN anticipates that through RAHX, artists and record labels can generate revenue for no additional costs. For every dollar generated on a sale of a CD, tape, or vinyl record, the artist and record label incurs costs due to the manufacturing and marketing dollars spent on the physical recording. With digital music, there is no additional manufacturing or marketing costs as the music product of the artist and record label is only a digital file of a sound recording.

         Fourth, RRUN believes that RAHX will allow consumers to easily locate outdated or hard-to-find songs; and can provide compensation to copyright owners for these music recordings. Many times record companies stop distributing music recordings because it may be too expensive to manufacture and inventory product that is not in high demand. As a result, consumers are unable to find older music, and artists are not able earn revenue from these potential sales. RAHX can provide a system that will benefit both consumers and artists.

         Fifth, RRUN expects that RAHX will give independent artists an opportunity to showcase their talent and generate revenue from the sales of their music. Through RAHX, independent artists will have another medium that directly distributes their music over the Internet. As a result, artists can maximize their revenues and retain control of their music.


Technology

         RAHX combines standard Internet and EDI protocols with XML programming and various other software tools.

         RAHX consists of four subsystems:

         o        File Exchange System

         o        Content Management System

         o        Commercial Transaction System

         o        Digital Rights Management System

         These four systems are integrated to function as one unified RAHX system.

         From System Architecture Design to Alpha and Beta releases and testing to full release, RAHX will be developed at an accelerated cycle of six to nine months. The development will require a staff of 25; consisting of programmers/integrators, project managers, and a projected budget of $2 million.

         The technology behind RAHX produces the following features and capabilities:

         o Royalty tracking - RAHX compiles accounting of all music single downloads by detailing copyright owners and accurately reporting music royalty remittance;
         o Customer debit accounts - RAHX establishes debit accounts for its customers to facilitate their purchases of downloaded music;
         o Transaction facilitation - RAHX uses a transaction-facilitating engine that simultaneously debits the account of a buyer and credits the accounts of the music owners;
         o Catalogue database - RAHX syncs with new and existing and new music databases to accurately identify all music recordings within the exchange network; and
         o Firewall protection - RAHX provides a security firewall to protect end users.

         RRUN intends to file for a patent on RAHX and all of its components when it completes its working prototype.

         Although the technology used to create RAHX is proprietary, RRUN expects that others will be able to substantially reproduce the patented results within six months. To remain on the leading edge,

RRUN expects that it must devote a minimum of approximately 5% of revenues towards RAHX research and development.


                              Intellectual Property


Patents

         The RAHX platform is a proprietary property consisting of numerous individual proprietary assets. RRUN has begun to prepare the necessary documents to achieve its' patents. RRUN has begun preparing the system architecture designs that will accompany the patent applications.

         In patenting RAHX and its' subsystems, RRUN will patent the base concept, business model, and subsequently the data model architecture.

         The patenting will include software/hardware components at a high level. Individual software and/or hardware components built to work within the initial framework of the RAHX platform will also undergo copyright, followed by patenting.

         It takes two to three years to complete a patent, so as the system grows, it is initially copyrighted and a patent is filed when the entire system is integrated. At the inception phase any component will be linked to a manufacturing process that may be copyrighted for uniqueness, and included in the design requirements for the patent.


Trademarks

         RRUN has already begun the process of preparing the documents necessary to obtain trademarks for the following:

         o      RRUN Ventures Inc.;
         o      RAHX, Inc.;
         o      RAHX.com;
         o      RAHX.net;
         o      RAHX; and
         o      RAHXWARE.

         As more names are created for the RAHX and its subsystems, RRUN will continue to obtain trademarks for their protection.

Potential Liability From Digital Distribution of Copyrighted Music

         Operation of RRUN's digital platform may result in liabilities or levels of unacceptance that may affects its profitability. Specifically, one or more of the factors listed below may result in liability or levels of unacceptance that may harm its present or future operations:

         1) If RRUN's products and services do not accurately or completely provide rights reporting information, record companies and artists might not use its platform to digitally deliver their recorded music, and its business might be harmed.

         2) RRUN might incur liability for the content of the recorded music that it digitally delivers for the following reasons:

         o Because RRUN digitally delivers recorded music to third parties, it might be sued for negligence, copyright infringement, trademark infringement or other reasons.

         o These claims might include, among others, claims that by hosting, directly or indirectly, the websites of third parties, it is liable for copyright or trademark infringement or other wrongful actions by these third parties through these websites.

         o While RRUN has taken steps to prevent these claims, we cannot assure you that RRUN will successfully defend these claims. Even if a claim does not result in liability, RRUN could incur significant costs in investigating and defending against them.

         3) RRUN's success and ability to compete substantially depends on its internally developed technologies and trademarks, which it protects through the application of patent, copyright, trade secret and trademark laws. However:

         o Patent applications or trademark registrations may not be approved. Even if they are approved, its patents or trademarks may be successfully challenged by others or invalidated.

         o If its trademark registrations are not approved because third parties own these trademarks, its use of these trademarks would be restricted unless it enters into arrangements with the third-party owners, which might not be possible on commercially reasonable terms or at all.

         o Despite its efforts to protect its proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use its solutions or technologies.

         o The steps RRUN has taken may not prevent others from misappropriating its solutions or technologies in foreign countries where laws or law enforcement practices may not protect its proprietary rights as fully as in the United States.

Protection of Proprietary Rights

         RRUN's success and ability to compete substantially depends on its internally developed technologies and trademarks, which it protects through a combination of patent, copyright, trade secret and trademark laws. Patent applications or trademark registrations may not be approved. Even if they are approved, its patents or trademarks may be successfully challenged by others or invalidated. If its trademark registrations are not approved because third parties own these trademarks, its use of these trademarks would be restricted unless it enters into arrangements with the third-party owners, which might not be possible on commercially reasonable terms or at all. The primary forms of intellectual property protection for its products and services internationally are patents and copyrights. Patent protection throughout the world is generally established on a country-by-country basis.

         To date, RRUN has not applied for any patents outside the United States. It may do so in the future. Copyrights throughout the world are protected by several international treaties, including the Berne Convention for the Protection of Literary and Artistic Works. Despite these international laws, the level of practical protection for intellectual property varies among countries. In particular, United States government officials have criticized various countries, including China and Brazil, for inadequate intellectual property protection. If its intellectual property is infringed in any country without a high level of intellectual property protection, its business could be harmed. RRUN generally enters into confidentiality or license agreements with its employees, consultants and corporate partners, and generally controls access to and distribution of its technologies, documentation and other proprietary information.

         Despite its efforts to protect its proprietary rights from unauthorized use or disclosure, parties may attempt to disclose, obtain or use its solutions or technologies. The steps RRUN has taken may not prevent others from misappropriating its solutions or technologies, particularly in foreign countries where laws or law enforcement practices may not protect its proprietary rights as fully as in the United States. RRUN has licensed, and it may license in the future, certain proprietary rights to third parties. While it attempts to ensure that the quality of its brand is maintained by its business partners, they may take actions that could impair the value of its proprietary rights or its reputation. In addition, these business partners may not take the same steps RRUN has taken to prevent others from misappropriating its solutions or technologies.

                                 Market Research

P2P Industry

         P2P computing facilitates direct person-to-person communication, information, and file sharing from one PC to another. P2P distributes processing power, file storage, and network traffic to the edges of the net, thus allowing individual computer users to exchange video, music and text files without the involvement of a centralized source or server.

         P2P computing differs from the traditional server based system by:

         o Enabling users to retain control and privacy over their information compared with posting personal data to a central server

         o Eliminating multiple database support compared with a single "hub" of information on your PC

         o Enabling live file and information viewing compared with a more static environment

         o Reducing data transfer times and facilitating a richer, more personal communications experience

         Before P2P media services emerged, Internet users located music over the web by spending countless hours searching millions of websites for specific music recordings, or by visiting MP3 music sites like MP3.com and Emusic.com, where they were given access to a limited amount of music and were required to pay for it. As a result, consumers were not able to find the specific music they were searching for in a cost-effective manner. Napster was the first P2P media service to enter the market and provide users with a convenient method of locating music. Users were now able to type a music title in a search field and any computer that contained the search item throughout the network was displayed.

         Most of the P2P media services have not generated any form of revenue. The tendency of these companies is to release the software, build a user base then hope to leverage that customer group to generate advertising revenue. Since the inception of P2P technology, no universally accepted revenue model has emerged from Napster, Gnutella, iMesh or any of the other current P2P media services..

         Although there is no current research available regarding the potential size of the P2P market, RRUN believes that a large market exists for its product. Its expectations stem from the fact that music is only the first of many digital file types that will be transferred between computers over the Internet. For example, consumers are already able to trade movies in the controversial Div-X format. Just like MP3s changed the music industry, Div-X is doing the same for the movie industry. Div-X movies are DVD quality and can be copied from a PC hard drive to a regular CD. The CD is then played in a standard DVD player. Other digital files currently being exchanged over P2P media services are e-books, text documents, photo images, and software programs. As a result, RRUN believes that the consumer demand for these P2P media services can only continue to expand, resulting in potentially greater revenue streams for companies that possess a sustainable business model.


Recent News and Changes

         Since RRUN's inception, several actions have taken place that can effect how the industry and financial markets view RRUN and its RAHX project. First, BMG and Napster have decided to form an alliance. This is significant in that BMG is one of the major record labels that are suing Napster. BMG has shown the entire media industry that P2P technologies are viable and potentially lucrative innovations that must be embraced rather than halted. Furthermore, this alliance has opened up new opportunities as other P2P media services will attempt to form separate partnerships with each of the record labels.

         Second, Scour Exchange, another P2P media service recently declared bankruptcy. Scour was forced to do so because the financial community did not view investing in a company without a revenue model as a wise choice. This recent news gives further validity to RAHX as RRUN believes that it has developed a feasible P2P model that can generate revenue.

         Third, Intel has recently made a strategic business move to fund P2P companies through their Intel Capital division. At the same time Intel has created a P2P working group among 17 companies, including IBM and Hewlett Packard. This move signifies the importance of P2P and media services like RAHX, and how these systems have the potential to expand the scope of the Internet.


                                   Competition


Competitors

         Currently there are over 25 music P2P services on the Internet, and seven, Napster, Gnutella, Hotline, Cute MX, iMesh, AudioGalaxy, and Spin Frenzy, have emerged as the major participants due to their claims of large consumer user bases. Because these companies were the first group to offer P2P media services, and because they charge no user fees, they claim they have been able to quickly amass large user bases. As a result, these companies have gained an initial head start over RAHX.

         However, the recent bankruptcy filing by Scour and the alliance between BMG and Napster prove that these companies cannot continue offering copyrighted material for free. Napster has proposed implementing a subscription model, and when this financial system is placed in the next six months, a percentage of Napster's user base will look for an alternative to paying flat monthly fees. RRUN believes that RAHX, which may charge for downloads but is designed to offer superior quality and advanced features, will emerge as the best alternative.

         Currently, all of the competitors to RAHX fail to offer security to their users through the use of technology features like firewalls. In a P2P network, where all users are directly connected to one another, security becomes a major issue as the system allows hackers easy access into the computers of users.

RRUN's Competitive Advantages

         Through the RAHX technology, RRUN aims to differentiate itself from competitors and penetrate the market quickly through a number of competitive advantages it believes it possesses.

         First, RAHX is developed to give consumers added security through a built-in firewall and virus scan component. Management believes no competitor offers any security device for their users. As competitors begin to implement some type of revenue system over the next 12 months, management believes users are expected to shy away from paying for a system that does not protect their hard-drives.

         Second, RRUN is developing RAHX to maintain quality standards to ensure consumers receive a level of quality assurance regarding the music recording(s) they have purchased. On the current P2P media services, management believes there are no quality ratings to ensure users receive the correct music recording(s). Management believes users currently take a chance each time they download, and are often disappointed that by the end of their download. Downloading a song can take anywhere from thirty seconds to one hour, and sometimes consumers receive a song with very poor sound quality.

         Third, RAHX is designed to account for every downloaded music recording, ensuring the owners receive credit. Currently, management believes no competitor can properly track whom the music file belongs to through their P2P network.


                                 Marketing Plan


Key Objectives

         RRUN's marketing strategy will be a key factor in achieving success in its overall strategic plan. Effectively executing the marketing strategy will help the Company realize the following objectives:

         1.       Develop a RAHX.net brand awareness;
         2.       Build a strong RAHX customer base;
         3.       Develop RAHX awareness in the file exchange industry; and
         4.       Complete licensing agreements with P2P media services.

         The Company will execute its marketing strategy for RAHX over three periods. The marketing strategy covers elements of distribution, promotion, and pricing. The marketing strategy spans across two years in accordance with the aforementioned implementation plan. (i.e. the RRUN Ventures Inc. initial implementation is planned over a period of two phases totaling twenty-four (24) months. Each phase is broken down into a number of stages that range from two to three months). During each phase and subsequent stages the marketing strategy evolves in accordance with development and distribution of RAHX.

         The periods are broken down into the following (based on the aforementioned Implementation Plan):

         o        Phase 1 - Stages A through E: October 1, 2000 - September 30,
                  2001
         o        Phase 2 - Stages A and B: October 1, 2001 - March 30, 2002
         o        Phase 2 - Stages C and D: April 1 - September 30, 2002


Distribution Strategy

         The objectives of the distribution strategy are:

         1) To most efficiently execute a rapid and widespread deployment of:

            o The RAHX digital file exchange executable software for consumers

            o      The RAHX platform for licensees

         2) To produce and launch the RAHX.com and RAHX.net websites to serve as the distribution location for the RAHXWARE software product

         3) To achieve a significant distribution reach through RAHX licensee customers that would integrate the RAHX plug-in with their browser, and distribute RAHX to their users through system wide dynamic upgrades

         The Distribution Strategy Implementation Timeline (as per aforementioned Implementation Plan) is as follows:

         Phase 1- Stage A through E: October 1, 2000 - September 30, 2001
           o   Launch of RAHX.com during Stage C (Feb 1 - April 30, 2001)

         Phase 2 - Stage A and B: October 1 - March 30, 2002
           o Launch of beta version of direct to consumer RAHXWARE software during Stage A (October 1 - December 31, 2001)
           o Launch of RAHXWARE licensing product during Stage B (January 1 - March 30 - 2002)

         Phase 2 - Stage C and D: April 1 - September 30, 2002
           o Continued distribution effort through sales of RAHXWARE licensing program

Promotion Strategy

         The objective of the promotion strategy is to effectively invest promotion and advertising dollars to attain a critical mass of RAHX users and RAHX enabled licensees. Within the first year RRUN expects to:

         o        Develop RAHX brand awareness

         o        Build a base of loyal RAHX users

         o Develop relationships with digital music companies and P2P media services

         o Develop relationships with leading companies in the content industries, i.e., music, movies, publishing, etc.

         The Promotion Strategy Implementation Timeline (as per aforementioned Implementation Plan) is as follows:

         Phase 1- Stage A through E: October 1, 2000 - September 30, 2001
           o Launch of marketing promotional strategy for RAHX.com during Stage C (Feb 1 - April 30, 2001)
           o Launch of marketing promotional strategy for RAHXWARE Stage E (August 1 - September 30, 2001)

         Phase 2 - Stage A and B: October 1 - March 30, 2002
           o Continued marketing promotional strategy for RAHXWARE and RAHX.com
           o Launch of marketing promotional strategy for RAHXWARE licensing sales program Stage B (January 1 - March 30 - 2002)

         Phase 2 - Stage C and D: April 1 - September 30, 2002
           o Continued marketing promotional strategy for RAHXWARE and RAHX.com
           o Continued marketing promotional strategy for RAHXWARE licensing program

The details of the promotion strategy are as follows:

The promotional mix will revolve around Direct Sales, Internet Marketing, Trade Shows, Promotions, Advertising and Publicity in support of the launches of RAHX.com and RAHXWARE.

1)       Direct Sales

         RRUN intends to build a RAHX sales team that will research, develop, and maintain relationships with potential and established P2P media services. This team is expected to serve as liaisons with licensee customers and constantly be on the front lines searching out new customers at tradeshows, conventions, etc.

2)       Internet Marketing

         RRUN seeks to develop a marketing program that will research, develop and implement an online marketing strategy to create RAHX.com and RAHX software brand awareness and get the RAHX message to consumers and potential licensee customers. This will include search engine positioning, affiliate programs, online news releases, direct mailing lists, newsgroup monitoring, newsletter distribution, and other innovative web marketing tools still in development.

3)       Trade Shows

         Attendance at industry trade shows can provide RAHX with an excellent cost effective opportunity to source potential partners, competition, and other product development opportunities. The RAHX sales team would attend trade shows that focus on the digital entertainment industry.

4)       Promotions

         o Promotional teams - RAHX aims to develop brand awareness in the minds of its target consumer market and increase the RAHX user base through street-level marketing tactics. The RAHX Promo Teams will visit local hot spots frequented by the target consumers, including universities, nightclubs, sporting events, etc.
         o Sponsorships - RAHX plans to sponsor entertainment, sporting, music and other events in each American market that target a typical RAHX consumer. This effort can provide an excellent opportunity to develop RAHX brand awareness and to associate the RAHX brand with the lifestyle of the target consumer.

5)       Advertising

         RAHX plans to implement an extensive advertising campaign in each local market to create RAHX brand awareness and increase RAHX membership. The advertising campaign will be done through print, radio, and the Internet. Each of these mediums will be targeted towards the consumer market.

6)       Publicity

         RAHX seeks to generate publicity through news releases, cutting edge publicity campaigns and, charity events. These marketing initiatives will strive to spread the RAHX name in each local market and tie RAHX in with the local community.


Pricing Strategy

         RAHXWARE will be offered to consumers and licensees for free through the RAHX websites. However, as stated, consumers who download music recordings through RAHXWARE will be charged a subscription fee or a per music recording price.. RAHX and the content owners will set the actual price.


Summary of Marketing Costs under the previously mentioned marketing strategy periods (derived from the Implementation Plan):

     Phase 1 - Stages A through E: October 1, 2000 - September 30, 2001
         o        Approximately $ 725,000


     Phase 2 - Stages A and B: October 1, 2001 - March 30, 2002
         o        Approximately $ 1,300,000


     Phase 2  - Stages C and D: April 1 - September 30, 2002
         o        Approximately $ 1,300,000



                                   Operations


Facilities

         RRUN operates out of a leased 3600 sq. ft office/production premises in Vancouver, British Columbia in a Class B commercial building. RRUN has an option to secure additional space in the building. RRUN is likely to exceed current facilities after one year when it will either move to larger premises, or move some departments to another property.

         Operating out of Vancouver, BC allows RRUN access to a highly talented labor pool at a much lower cost than it would outside of Canada.

         RRUN intends to open two business development offices in New York and Los Angeles. These offices are necessary to remain in close proximity to the major media companies. In doing so, RRUN can develop the numerous business relationships necessary for success.

Equipment

         Within the first four to six months RRUN intends to invest $1,000,000 in equipment to be used in developing products, the RAHX backend technology, and corporate file servers. In months seven to twelve, RRUN expects to invest an additional $600,000.


Labor

         RRUN intends to employ 22 people within the first three months and plans to grow to 50 within a year. It plans to use a number of resources in locating and recruiting talent.

         Annual salaries for staff and executives will range through four levels: $36,000, $60,000, $100,000 and $150,000.

         RRUN also has a stock option plan. 535,000 options have been issued to officers and employees under the plan. An additional 608,000 options were issued to consultants.

                             PRINCIPAL SHAREHOLDERS

         The table below lists as of the date of this Prospectus, the beneficial ownership of our voting securities by each person known by us to be the beneficial owner of more than 5% of our securities, as well as the securities beneficially owned by all our directors and officers. The table indicates the number and percentage of shares held before and after the proposed acquisition. Unless specifically indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown.

                                                               Shares to be
  Directors, Officers and 5%    Shares Beneficially Owned    Beneficially Owned
        Stockholders              Prior to Acquisition       After Acquisition

                                  Number      Percent        Number      Percent

550605 B.C. Ltd.(5)                  0            0        140,700(1)      6.3%
4th Floor, 62 W. 8th Avenue
Vancouver, B.C. V5Y 1M7

Ray A. Hawkins(5)                    0            0        162,489(2)      7.3%
71-1075 Granville Street
Vancouver, B.C.  V6Z 1L4

Pavel Bains(5)9351 Granville         0            0        131,500(2)      5.9%
Street
Richmond, B.C.  V6Y 1P9

Edwin Kwong(5)                       0            0        119,000(2)      5.4%
986 W. 37th Avenue
Vancouver, B.C.  V5Z 2L5

Saya Kyvrikosaios(5)                 0            0        119,000(2)      5.4%
#306 - 1139 West Broadway
Vancouver, B.C. V6H 1G1

Pickwick Company(6)                  0            0        200,000(3)      9.0%
#267 - 1755 Robson Street
Vancouver, B.C. V6G 3B7

Gurpal Johal(5)                      0            0        200,000(3)      9.0%
18536 58 B Street
Surry, B.C. V3S 5X9

EMH, LLC(7)                          0            0         80,000(3)      3.6%
25 Flint Hill Road
West Tisbury, MA  02575
USA

Carl Jennings(5)                     0            0        103,000(3)      4.6%
7413 Oskaloosa Drive
Derwood, MD  20855-2651
USA

Christine Cerisse                              30.4%        152,000       6.8%
Suite 104, 1456 St. Paul St.
Kelowna, British Columbia
Canada V1Y 2E6

Bob Hemmerling                                 30.4%        152,000       6.8%
Suite 104, 1456 St. Paul St.
Kelowna, British Columbia
Canada VIY 2E6

All United Management                          60.8%          N/A        N/A0%
directors
and officers as a group
(2 persons)

All RRUN directors and                                   1,775,689(4)    79.3%
officers as a group
(3 persons)


(1) Ray A. Hawkins owns 74% of 550605 B.C. Ltd.
(2) Includes 100,000 shares issuable upon the exercise of options.
(3) Issuable upon the exercise of options.
(4) Includes 300,000 shares issuable upon the exercise of options.
(5) These RRUN shareholders will receive the shares indicated upon consummation of the merger. None of the investors in the offering are currently or will be holders of 5% or more of our securities immediately after the merger.
(6) Pickwick Company is 100% owned by Lawrence Austin, 520-177 Telegraph Rd., Bellingham, WA 98226.
(7) EMH, LLC is 100% owned by Norman B. Hall, 25 Flint Hill Rd, West Tisbury, MA 02575.

         All the stock shown above are common stock. The balance of our outstanding Common stock are held by 8 persons.

                                   MANAGEMENT

         Christine M. Cerisse, 45, President and sole Director, was appointed to her position on January 29, 1999. Ms. Cerisse has spent over 19 years in the financial industry in the field of financial planning and financial management. She is a Chartered and Registered Financial Planner and has been a principal in both a financial planning company and a broker dealer company. Ms. Cerisse has provided management and business consulting for start-up project teams, as well as been a principal in various entrepreneurial businesses including real estate development and property management, product distribution networks and several environmental companies. Ms. Cerisse has over twenty five years involvement in managing her own corporate portfolio of investments, including residential, commercial, and industrial properties, stocks, bonds, commodities and other securities. She devotes a nominal part of her time to our business.


Prior "Blank Check" Experience

         Christine M. Cerisse has no prior experience as an officer of a blank check company, and has no prior direct experience in identifying emerging companies for investment and/or business combinations. As of the date of this Prospectus, Ms. Cerisse has not raised capital or attempted to raise capital for a blank check company.

         Upon consummation of the merger, our directors and officers will be as follows:


Name                           Age           Position

Ray Hawkins                    31            Director, President and CEO

Edwin Kwong                    29            Director, COO

Saya Kyvrikosaios              32            Director, VP Product and Technology
                                             Development

RRUN Resumes

         Ray Hawkins - Director, President & CEO. As the President & CEO, Mr. Hawkins duties include the forging of business development, securing of partnerships, and overseeing product development, and marketing campaigns.

         Mr. Hawkins is a serial entrepreneur with over a decade of experience in the fields of media, entertainment, and marketing. From 1990-1995, Mr. Hawkins operated his own music artist management firm, RAH Talent. During that time Mr. Hawkins also acted as the CEO of Empire Communications, a record label that produced a number of cutting edge music artists. From 1993-1997 Mr. Hawkins acted as a music consultant, procuring cutting edge music for movie and television production houses like Paramount Pictures and video game companies like Electronic Arts. From 1996-1999 Mr. Hawkins was the founder, President, and CEO of TAXI Communications Network Inc., a leading edge media and marketing firm that produced a popular local culture magazine, TAXI Vancouver, and developed urban based marketing campaigns for companies like Labatt Breweries, Universal Music, Virgin Megastore and Molson Canada.

         Edwin Kwong - Director, COO. Mr. Kwong uses his background in finance and project management to oversee the day-to-day operations of RRUN.

         Mr. Kwong has over 5 years of international management consulting experience in Project Management and Finance in Canada and Asia. In 1993 Mr. Kwong received a Bachelor of Commerce in Finance from the University of British Columbia. In 1996 Mr. Kwong received a Graduate Diploma in Asian Pacific Management. From 1994-1996 Mr. Kwong worked as Investment Advisor Assistant for Great Pacific Management in Vancouver. From 1996 to 1997 Mr. Kwong acted as a consultant in Hong Kong for Manulife International Ltd. and Ernst and Young Management Consulting. From 1997-1998 Mr. Kwong was a Project Executive for Hopewell Holdings in Hong Kong and Indonesia. In 1998 Mr. Kwong completed his Level 1 examination in the Chartered Financial Analyst program. From 1999-2000 Mr. Kwong was the Senior Business Specialist for Intria Items Inc., a financial technology solutions division of Canadian Imperial Bank of Commerce.

         Saya Kyvrikosaios - Director, VP Product and Technology Development. Mr. Kyvrikosaios is a well-diversified management and technology professional and uses his skills and experience to lead the product and technology development for RRUN.

         From 1991-1995 Mr. Kyvrikosaios acted as the Branch Manager and Implementation Consultant for Laurentian Bank. From 1995-1998 Mr. Kyvrikosaios was the Project Manager and Technology Implementation Consultant for Credit Union Enterprise Datawest Ltd. From 1998-2000 Mr. Kyvrikosaios acted as the Project Leader of Western Canada for INTRIA Items Inc., a subsidiary of the Canadian Imperial Bank of Commerce. In 1999 Mr. Kyvrikosaios received his Bachelor's degree in Business Administration from Simon Fraser University.

         The above listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Director are filled by majority vote of the remaining Directors. The officers serve at the will of the Board of Directors. There are no family relationships between any executive officer and director.

Conflicts of Interest

         Members of our management are associated with other firms involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as our officers and directors. Because the officers and directors are engaged in other business activities, management anticipates it will devote only a minor amount of time to our affairs. As a result, we may not identify a viable acquisition candidate within 18 months of the date of this prospectus.

         Our officers and directors are now and may in the future become shareholders, officers or directors of other companies that may be formed for the purpose of engaging in business activities similar to those conducted by us. Accordingly, additional direct conflicts of interest may arise in the future with respect to individuals acting on our behalf or other entities. Moreover, additional conflicts of interest may arise with respect to opportunities that come to these individuals' attention in the performance of their duties. We do not currently have a right of first refusal pertaining to opportunities that come to management's attention where the opportunity may relate to our proposed business operations.

         The officers and directors are, so long as they remain officers or directors, subject to the restriction that all opportunities contemplated by our plan of operation that come to their attention, either in the performance of their duties or in any other manner, will be considered opportunities of, and be made available to us and the other companies that they are affiliated with on an equal basis. A breach of this requirement will be a breach of the officers' or directors' fiduciary duties. If we or the companies that the officers and directors are affiliated with both desire to take advantage of an opportunity, then those officers and directors would abstain from negotiating and voting upon the opportunity. However, all directors may still individually take advantage of opportunities if we should decline to do so. Except as stated above, we have not adopted any other conflict of interest policy with respect to those transactions.

                             EXECUTIVE COMPENSATION


United

         Ms. Cerisse has not received any compensation for her services rendered to us. Also, Ms. Cerisse is not accruing any compensation under any agreement with us.

         No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by us.


RRUN

         RRUN's officers have agreed to act without cash compensation until authorized by the Board of Directors. They have accepted and executed stock options agreements in lieu of current cash compensation.

         RRUN will execute management compensation agreements with their current executives within 60 days of the date we consummate the merger. None of the directors are accruing any compensation under any agreement with RRUN.

                           SUMMARY COMPENSATION TABLE

                      Annual Compensation            Long Term Compensation
Name                   Title      Salary     Options    Exercise Price     Expiration Date
----                   -----      ------     -------    --------------     ---------------

Ray Hawkins             CEO         $0       100,000         $.10              12/1/03
Edwin Kwong             COO         $0       100,000         $.10              12/1/03
Saya Kyvrikosaios        VP         $0       100,000         $.10              12/1/03

         No retirement, pension or insurance programs or other similar programs have been adopted by RRUN for the benefit of its employees.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

United

         There have been no related party transactions, or any other transactions or relationships.


RRUN

         In November 2000, RRUN issued 4,200,000 shares at an ascribed value of $209,315 to founding shareholders and to a company controlled by certain founding shareholders as part of the acquisition of its technology asset.

         As of December 8, 2000, RRUN Ventures, Inc. owed a total of $29,861.59 to RRUN Ventures, Inc.'s President and CEO, Ray Hawkins. There is no loan agreement in place for funds forwarded to RRUN Ventures, Inc. This debt is interest free and has no specific terms of repayment.

                                LEGAL PROCEEDINGS

         There is no litigation pending or threatened by or against us.

                           MARKET FOR OUR COMMON STOCK

         There is no trading market for our common stock at present and there has been no trading market to date. Management has not undertaken any discussions with any prospective market maker concerning the participation in the aftermarket for our securities and management does not intend to initiate any discussions until we have consummated a merger or acquisition. We cannot guarantee that a trading market will ever develop or if a market does develop, that it will continue.


Market Price

         Our common stock is not quoted at the present time. The Securities and Exchange Commission has adopted a Rule that defines a "penny stock," for purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

         o that a broker or dealer approve a person's account for transactions in penny stocks; and

         o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

         o To approve a person's account for transactions in penny stocks, the broker or dealer must:

         o obtain financial information and investment experience and objectives of the person; and

         o make a reasonable determination that the transactions in penny stocks are suitable for that person and that person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

         The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form,

         o sets forth the basis on which the broker or dealer made the suitability determination; and

         o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

         Disclosure also has to be made about the risks of investing in penny stock in both public offering and in secondary trading, and about commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

         We cannot predict whether, upon a successful merger or acquisition, we will qualify our securities for listing on Nasdaq or some other national exchange, or be able to maintain the maintenance criteria necessary to insure continued listing. Failure to qualify our securities or to meet the relevant maintenance criteria after qualification in the future could mean that our securities would not be traded on a national exchange. However, trading, if any, in our securities may then continue in the non-Nasdaq over-the-counter market. As a result, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, our securities.

Escrow

         The common stock under this offering will remain in escrow until our closing of a business combination with RRUN under the requirements of Rule 419. There are currently ten holders of our outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act. None of our officers, directors, current shareholders or any of their affiliates or associates purchased any of the shares in this offering.

Penny Stock Regulation

         Our securities are not currently quoted on any recognized quotation medium. While we cannot assure you that a public market will ever develop for our common stock, if a market should develop, trading our common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock. A penny stock is generally any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require the delivery, prior to any penny stock transaction, of a disclosure scheduled explaining the penny stock market and the risks associated them, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers, accredited investors and institutions. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker-dealers by these requirements may discourage them from effecting transactions in our securities, which could severely limit the liquidity of our securities and the ability of purchasers in this offering to sell the securities in the secondary market.


Dividends

         We have not paid any dividends to date, and have no plans to do so in the immediate future.


Transfer Agent

         We do not have a transfer agent at this time.


                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 100,000,000 shares, of common stock, par value $.0001 per share. There are 500,000 shares of common stock issued and outstanding, as of the date of this filing.


Common Stock

         All shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by shareholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights and may be issued only as fully paid and nonassessable shares. Cumulative voting for electing directors is not permitted, which means that the holders of a majority of the issued and outstanding shares of common stock represented at any meeting where a quorum is present will be able to elect the entire Board of Directors if they so choose. In that event, the holders of the remaining shares of common stock will not be able to elect any directors. In the event we are liquidated, each shareholder is entitled to receive a proportionate share of our assets available for distribution to shareholders after the payment of liabilities and after distribution in full of preferential amounts, if any. All shares of our common stock issued and outstanding are fully paid and nonassessable. Holders of stock are entitled to share pro rata in dividends and distributions with respect to the common stock, as may be declared by the Board of Directors out of legally available funds.

         There are no outstanding options or warrants to purchase, or securities convertible into, our common equity. The 500,000 shares of our common stock currently outstanding are restricted securities as that term is defined in the Securities Act.


RRUN Options

         RRUN has issued 535,000 options to its officers and employees, and 608,000 options to consultants. We are assuming the stock option plan and agreements as part of the merger.

                        SHARES ELIGIBLE FOR FUTURE RESALE

         There has been no public market for our common stock and we cannot assure you that a significant public market for our common stock will be developed or be sustained after this offering. Sales of substantial amounts of common stock in the public market after this offering, or the possibility of substantial sales, could harm prevailing market prices for the common stock or our future ability to raise capital through an offering of equity securities.

         If 100% of the investors reconfirm their investment, we will have 788,420 shares outstanding. The 288,420 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act unless purchased by "affiliates" of United Management, Inc., as that term is defined in Rule 144 under the Securities Act described below. The 305,839 shares to be issued when the merger is consummated will be restricted stock under Rule 144.

         RRUN has issued 535,000 options to its officers and directors under its stock option plan. An additional 608,000 options were issued to consultants. These options will be assumed by us as part of the merger transaction.


                             REPORTS TO STOCKHOLDERS

         We are subject to the information requirements of the Securities Exchange Act of 1934. We file reports and other information with the Securities and Exchange Commission. We intend to furnish our shareholders, after the close of each fiscal year, an annual report that will contain audited financial statements certified by our independent certified public accountants. We may also furnish our shareholders quarterly reports containing unaudited financial information. RRUN's fiscal year ends on December 31.

                                  LEGAL MATTERS

         The validity of the shares offered under this prospectus is being passed upon for us by Evers & Hendrickson LLP of San Francisco, California.

                                     EXPERTS

         Our financial statements as of the period ended June 30, 2000, and included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Cordovano & Harvey, P.C., independent certified public accountants, included in this prospectus, and upon the authority of the firm as experts in accounting and auditing.

         RRUN's financial statements as of the period ended November 15, 2000, and included in this prospectus and in the registration statement, have been so included in reliance upon the reports of Morgan & Company, Charted Accountants, independent accountants, included in this prospectus, and upon the authority of the firm as experts in accounting and auditing.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Article XII of the Articles of Incorporation and Article VI of our Bylaws, as amended, state certain indemnification rights. Our Bylaws provide that we will possess and may exercise all powers of indemnification of officers, directors, employees, agents and other persons and all incidental powers and authority. Our Board of Directors is authorized and empowered to exercise all of our powers of indemnification, without shareholder action. Our assets could be used or attached to satisfy any liabilities subject to indemnification.


Disclosure of Commission Position on Indemnification for Securities Act Liabilities

         The Nevada Revised Statutes, as amended, authorize us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorneys' fees actually and reasonably incurred in any action, suit or proceedings, whether civil, criminal, administrative or investigative, to which the person is a party by reason of being a director or officer if it is determined that the person acted under the applicable standard of conduct stated in the statutory provisions. Our directors and officers are indemnified to the full extent permitted by Nevada law in our Articles of Incorporation.

         We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for situations where we could not provide indemnification.

         Although indemnification for liabilities arising under the `33 Act may be permitted to officers, directors or persons controlling us under Nevada law, we have been informed that in the opinion of the U.S. Securities and Exchange Commission, this form of indemnification is against public policy as expressed in the `33 Act, and is considered unenforceable.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE

         In January, 2000, we appointed Cordovano & Harvey, P.C. to replace Kish, Leake & Associates, P.C. as our principal accountants. The report of Kish, Leake & Associates, P.C. on our financial statements did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. We had no disagreements with them on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. We did not consult with Cordovano & Harvey, P.C. on any accounting or financial reporting matters in the periods prior to their appointment. The change in accountants was approved by the Board of Directors. We filed a Form 8-K with the Commission (File No. 000-27233) on January 24, 2000.

                                                                      Appendix A


                             UNITED MANAGEMENT, INC.

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned shareholder of UNITED MANAGEMENT, INC., a Nevada corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, each dated August 7, 2001, and hereby appoints Christine Cerisse as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of UNITED MANAGEMENT, INC., to be held on August 17, 2001 at 9:00 a.m., local time, at Suite 104, 1456 St. Paul St., Kelowna, British Columbia V1Y 2E6, Canada, and any adjournment(s) or postponement(s) thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.


   PROPOSAL TO APPROVE THE MERGER, APPROVE AND ADOPT THE MERGER AGREEMENT AND
        APPROVE THE ISSUANCE OF SHARES PURSUANT TO THE MERGER AGREEMENT.

         [    ]  FOR             [    ]  AGAINST            [    ]  ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and at any adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  [       ]

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR THE APPROVAL OF THE MERGER, THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT, AND THE APPROVAL OF THE ISSUANCE OF SHARES OF UNITED COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

Such attorney or substitute shall have and may exercise all of the powers of said attorney-in-fact hereunder.

Dated:______________________________


____________________________________
Signature


____________________________________
Signature

(This proxy should be marked, dated, signed by the shareholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicated. If shares are held by joint tenants or as community property, both should sign.)

                                                                      Appendix B



                     WRITTEN CONSENT OF THE STOCKHOLDERS OF
                               RRUN VENTURES, INC.
                           IN LIEU OF SPECIAL MEETING


         As authorized by Section 78.325 of the Nevada Revised Statutes and by
Section 6 of the bylaws of RRUN Ventures, Inc. (the "Corporation"), the undersigned, constituting record holders of (i) a majority of the issued and outstanding common stock of the Corporation, without a meeting and based upon this written consent, do hereby take and consent to the following action:

APPROVAL OF AGREEMENT AND PLAN OF REORGANIZATION

         WHEREAS, the Boards of Directors of United Management, Inc. ("United") and this Corporation believe that it is advisable and in the best interests of the corporations and their stockholders that this Corporation succeed United through a reverse merger (the "Merger") of this Corporation and United, as provided in the Agreement and Plan of Reorganization dated as of December 18, 2000 by and among United and RRUN Corporation (the "Merger Agreement"); and

         WHEREAS, the Board of Directors of this Corporation found that the Merger is fair and in the best interests of this Corporation's stockholders.

         RESOLVED: That the stockholders of this Corporation hereby approve the terms of the Merger and hereby adopt the Merger Agreement;

         RESOLVED FURTHER: That the said Merger Agreement and the terms and conditions set forth and provided therein are hereby in all respects approved, adopted, authorized, and agreed to;

         RESOLVED FURTHER: That the proper officers of this Corporation are hereby authorized and directed to execute and file a certificate of merger in the office of the Secretary of the State of the State of Nevada; and

         RESOLVED FURTHER: That this Written Consent may be executed in one or more counterparts each of which shall constitute an original, but all of which, taken together, shall constitute one instrument.

         IN WITNESS WHEREOF, the undersigned has duly executed this Written Consent as of the date hereof:



Dated: August ___, 2001            [STOCKHOLDER]



                                   -----------------------------------------
                                   Name of Authorized Representative
                                   (if shareholder is an institution)

                                   -----------------------------------------
                                   Title (if applicable)

                                   -----------------------------------------
                                   Signature


Number of Shares Held



Common Stock ____________________________

                             NEVADA REVISED STATUTES

NRS 92A.380 Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1. Except as otherwise provided in NRS 92A.370 and 92A.390, a stockholder is entitled to dissent from, and obtain payment of the fair value of his shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a party:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation and he is entitled to vote on the merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent under NRS 92A.180.

(b) Consummation of a plan of exchange to which the domestic corporation is a party as the corporation whose subject owner's interests will be acquired, if he is entitled to vote on the plan.

(c) Any corporate action taken pursuant to a vote of the stockholders to the event that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

2. A stockholder who is entitled to dissent and obtain payment under NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating his entitlement unless the action is unlawful or fraudulent with respect to him or the domestic corporation. (Added to NRS by 1995, 2087)

NRS 92A.410 Notification of stockholders regarding right of dissent.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are or may be entitled to assert dissenters' rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those sections.

2. If the corporate action creating dissenters' rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenters' rights that the action was taken and send them the dissenter's notice described in NRS 92A.430. (Added to NRS by 1995, 2089; A 1997, 730)

NRS 92A.420 Prerequisites to demand for payment for shares.

1. If a proposed corporate action creating dissenters' rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(b) Must not vote his shares in favor of the proposed action.

2. A stockholder who does not satisfy the requirements of subsection 1 and NRS 92A.400 is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2089; 1999, 1631)

NRS 92A.430 Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

1. If a proposed corporate action creating dissenters' rights is authorized at a stockholders' meeting, the subject corporation shall deliver a written dissenter's notice to all stockholders who satisfied the requirements to assert those rights.

2. The dissenter's notice must be sent no later than 10 days after the effectuation of the corporate action, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not he acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2089)

NRS 92A.440 Demand for payment and deposit of certificates; retention of rights of stockholder.

1. A stockholder to whom a dissenter's notice is sent must:

(a) Demand payment;

(b) Certify whether he acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

(c) Deposit his certificates, if any, in accordance with the terms of the notice.

2. The stockholder who demands payment and deposits his certificates, if any, before the proposed corporate action is taken retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action.

3. The stockholder who does not demand payment or deposit his certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his shares under this chapter. (Added to NRS by 1995, 2090; A 1997, 730)

NRS 92A.450 Uncertificated shares: Authority to restrict transfer after demand for payment; retention of rights of stockholder.

1. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

2. The person for whom dissenter's rights are asserted as to shares not represented by a certificate retains all other rights of a stockholder until those rights are canceled or modified by the taking of the proposed corporate action. (Added to NRS by 1995, 2090)

NRS 92A.460 Payment for shares: General requirements.

1. Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment, the subject corporation shall pay each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of his shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the corporation's registered office is located; or

(b) At the election of any dissenter residing or having its registered office in this state, of the county where the dissenter resides or has its registered office. The court shall dispose of the complaint promptly.

2. The payment must be accompanied by:

(a) The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year and the latest available interim financial statements, if any;

(b) A statement of the subject corporation's estimate of the fair value of the shares;

(c) An explanation of how the interest was calculated;

(d) A statement of the dissenter's rights to demand payment under NRS 92A.480;
and

(e) A copy of NRS 92A.300 to 92A.500, inclusive. (Added to NRS by 1995, 2090)

NRS 92A.470 Payment for shares: Shares acquired on or after date of dissenter's notice.

1. A subject corporation may elect to withhold payment from a dissenter unless he was the beneficial owner of the shares before the date set forth in the dissenter's notice as the date of the first announcement to the news media or to the stockholders of the terms of the proposed action.

2. To the extent the subject corporation elects to withhold payment, after taking the proposed action, it shall estimate the fair value of the shares, plus accrued interest, and shall offer to pay this amount to each dissenter who agrees to accept it in full satisfaction of his demand. The subject corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenters' right to demand payment pursuant to NRS 92A.480. (Added to NRS by 1995, 2091)

NRS 92A.480 Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1. A dissenter may notify the subject corporation in writing of his own estimate of the fair value of his shares and the amount of interest due, and demand payment of his estimate, less any payment pursuant to NRS 92A.460, or reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his shares and interest due, if he believes that the amount paid pursuant to NRS 92A.460 or offered pursuant to NRS 92A.470 is less than the fair value of his shares or that the interest due is incorrectly calculated.

2. A dissenter waives his right to demand payment pursuant to this section unless he notifies the subject corporation of his demand in writing within 30 days after the subject corporation made or offered payment for his shares. (Added to NRS by 1995, 2091)

NRS 92A.490 Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1. If a demand for payment remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

2. A subject corporation shall commence the proceeding in the district court of the county where its registered office is located. If the subject corporation is a foreign entity without a resident agent in the state, it shall commence the proceeding in the county where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign entity was located.

3. The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4. The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5. Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of his shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of his after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470. (Added to NRS by 1995, 2091)

NRS 92A.500 Legal proceeding to determine fair value: Assessment of costs and fees.

1. The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3. If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4. In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5. This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68 or NRS
17.115. (Added to NRS by 1995, 2092)

                                                                      Appendix D



                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by Registrant  [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:

[  ]    Preliminary Proxy Statement
[  ]    Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[  ]    Definitive Additional Materials
[  ]    Soliciting Material Pursuant to ss.240.14a-12


                             UNITED MANAGEMENT, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Board of Directors - United Management, Inc.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

        1)      Title of each class of securities to which transaction applies:


        2)      Aggregate number of securities to which transaction applies:


        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


        4)      Proposed maximum aggregate value of transaction:


        5)      Total fee Paid:


[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)       Amount Previously Paid:


        2)       Form, Schedule or Registration Statement No.:


        Filing Party:


        Date Filed:

                             UNITED MANAGEMENT, INC.

                      Suite 104-1456 St. Paul St., Kelowna,
                        British Columbia, Canada V1Y 2E6

                                 PROXY STATEMENT

                     For the Annual Meeting of Shareholders
                         to be held on November 24, 2000

         This Proxy Statement and the accompanying proxy are furnished to the shareholders of United Management, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors for use at the 2000 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held on Friday, November 24, 2000, beginning at 9:00 am at the Company's headquarters, located at Suite 104-1456 St. Paul St., Kelowna, British Columbia, Canada V1Y 2E6, and at any postponements or adjournments of the Annual Meeting. The Annual and Interim Report of the Company for the year ended June 30, 2000, the Notice of Annual Meeting, this Proxy Statement and the enclosed proxy were initially mailed to the shareholders on or about November 11, 2000. The enclosed proxy is being solicited by the Board of Directors of the Company.

         The Company is paying all costs of preparing, assembling and mailing this Proxy Statement. The Company has made arrangements to forward copies of proxy materials to brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy soliciting material to the beneficial owners of the Common Stock of the Company at the Company's expense. In addition to the solicitation of proxies by mail, some of the officers, directors and regular employees of the Company may without additional compensation solicit proxies by telephone or personal interview. The Company will bear the costs of these solicitations.

Voting and Revocability of Proxies

         Shareholders are encouraged to complete the enclosed proxy and return it to the Company as soon as possible. Any person who completes the enclosed proxy may revoke it at any time prior to its exercise by delivering to the Secretary of the Company either a signed statement revoking the proxy or a properly executed proxy bearing a later date. A shareholder may also revoke a proxy by attending the Annual Meeting and voting his or her shares personally. Proxies that have been properly dated, signed and returned will be voted in accordance with the instructions given by the shareholder. If a proxy is signed and returned but no voting instructions are given, each valid proxy will be voted in the election of directors FOR those nominees presented by the Board of Directors and FOR approval of Cordovano & Harvey, P.C. as the independent auditors of the Company and FOR approval of Foley & Lardner as the Company's outside counsel. Should any other business properly come before the Annual Meeting, the person or persons named as the proxy shall be allowed to vote on such matter as that person or those persons determine in his, her or their sole discretion.

         Abstentions will be counted as shares present or represented and entitled to vote for the purposes of determining whether a quorum exists at the Annual Meeting. Broker non-votes are deemed to be not present for the purposes of determining whether a quorum exists.

         Shareholders of record as of the close of business on August 25, 2000 are entitled to notice of the Annual Meeting and to vote in person or by proxy. The Common Stock of the Company (the "Common Stock") is the only class of outstanding securities entitled to vote at the Annual Meeting. As of the close of business on August 25, 2000, there were 500,000 shares of Common Stock outstanding and entitled to vote. The presence of a majority of the outstanding shares of Common Stock, either in person or by proxy, will constitute a quorum at the Annual Meeting.

                                PROPOSAL NUMBER 1

                              ELECTION OF DIRECTORS

         The Company's Bylaws provide that the Board of Directors shall consist of between one and five members, with the exact number of directors between one and five to be determined by the Board of Directors. The Board of Directors has set the number of directors at two, and there are currently two members of the Board of Directors.

         Persons may be nominated for election to the Board of Directors by the shareholders upon the making of a proper motion at the Annual Meeting.

         Two directors are to be elected at the Annual Meeting to serve until the following annual meeting of shareholders. The Board of Directors will present at the Annual Meeting for election and recommends a vote FOR the following nominees: Christina Cerisse and Bob Hemmerling. Each nominee was recommended unanimously by the Board of Directors for presentation to the shareholders for election at the Annual Meeting. Each nominee is currently a member of the Board of Directors.

         Persons receiving a plurality of the votes cast at the Annual Meeting will be elected to the Board of Directors. A "plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen. Votes against any candidate and any shares not voted (such as by abstention or broker non-votes) will have no impact on the election of directors. All proxies will be voted FOR the election of each of these nominees unless authority to vote for the election of any nominee or nominees is withheld by the shareholder giving the proxy. If any nominee should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors does not believe that any nominee will decline to serve.

         Shareholders are entitled to one vote for each share held.

         Background information with respect to the two nominees for election to the Board of Directors is set forth below.

                   NOMINEES FOR ELECTION TO BOARD OF DIRECTORS

         Christine M. Cerisse, President, was appointed to her position on January 29, 1999. Ms. Cerisse has spent over 19 years in the financial industry in the field of financial planning and financial management. She is a Chartered and Registered Financial Planner and has been a principal in both a financial planning company and a broker dealer company. Ms. Cerisse has provided management and business consulting for start-up project teams, as well as been a principal in various entrepreneurial businesses including real estate development and property management, product distribution networks and several environmental companies. Ms. Cerisse has over twenty five years involvement in managing her own corporate portfolio of investments, including residential, commercial, and industrial properties, stocks, bonds, commodities and other securities. She devotes a nominal part of her time to our business.

         Robert Hemmerling, Secretary, Treasurer and a director, was appointed to his positions with the Company on April 21, 1997. In addition to his positions with the Company, since September 1996, Mr. Hemmerling has been employed with Strathmore Resources, Ltd., Kelowna, British Columbia in the investor relations department. Strathmore Resources is engaged in the business of acquiring and developing uranium properties. Prior, from January 1996 through August 1996, Mr. Hemmerling was unemployed. From January 1992 through December 1995, Mr. Hemmerling was an electrician with Concord Electric, Kelowna, British Columbia. He devotes only such time as necessary to the business of the Company, which time is expected to be nominal.

         Directors are elected at annual meetings of the shareholders to terms which extend until the following annual meeting. Officers are appointed by, and serve at the discretion of, the Board of Directors.

         The Board of Directors met once in 2000 as of the date of this Proxy Statement. Each director has attended all of the meetings of the Board of Directors during such period as that director has been a member of the Board of Directors.

         No members of the Board of Directors are currently compensated for attending meetings of the Board of Directors.

         There are no agreements between the Company and any of its officers or directors which concern changes of control of the Company.

Reports under Section 16(a) of the Exchange Act

         Pursuant to Rules 16a-2(a) and 16b-3(a), the Company's directors, executive officers and principal shareholders were not required to file an initial Form 3, and are not required to file a Form 5.

        SECURITIES OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth certain information regarding the number of shares of the voting securities which each director, each nominee for election to the Board of Directors the percentage of shares which the executive officers and directors owned as a group as of August 25, 2000. The only class of equity securities which has a present right to vote in elections of directors is the Common Stock.

                              Director                                      Number of Shares    Percent of
Name(1)                        Since      Address                          Beneficially Owned      Class


Christine Cerisse               1999      Suite 104-1456 St. Paul St.,              152,000         30.4
                                          Kelowna, British Columbia,
                                          Canada V1Y 2E6


Bob Hemmerling                  1997      Suite 104-1456 St. Paul St.,              152,000         30.4
                                          Kelowna, British Columbia,
                                          Canada V1Y 2E6


All Executive Officers
 and Directors                                                                      304,000         60.8



                             EXECUTIVE COMPENSATION

Compensation of Executive Officers

         None of our officers and/or directors receive any compensation for their respective services rendered unto the Company, nor have they received such compensation in the past. They all have agreed to act without compensation until authorized by the Board of Directors, which is not expected to occur until the we have generated revenues from operations after consummation of a merger or acquisition. As of the date of this registration statement, the Company has no funds available to pay directors. Further, none of the directors are accruing any compensation pursuant to any agreement with the Company.

                                PROPOSAL NUMBER 2

                        APPROVAL OF INDEPENDENT AUDITORS

         The Board of Directors has selected Cordovano & Harvey, P.C. ("Cordovano & Harvey") as the independent auditors for the Company for the fiscal year ending June 30, 2000.

         On January 19, 2000, the Company was informed by J.D. Kish, CPA, the engagement partner responsible for the Company's audit, that Kish, Leake & Associates, P.C. ("Kish, Leake") was resigning. On January 21, 2000, the Company retained the firm of Cordovano & Harvey, P.C. as its new auditors. The Board of Directors made this determination after receiving a recommendation from Kish, Leake.

         The report of Kish, Leake & Associates, P.C. on the financial statements of the Company did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The Company has had no disagreements with its former principal accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which disagreements, if not resolved to the satisfaction of the former principal accountants, would have caused it to make reference to the subject matter of the disagreements in connection with its report relating to its audit for the Company.

         It is not anticipated that representatives of Cordovano & Harvey or Kish, Leake will be present at the Annual Meeting. If representatives are present, they will be provided an opportunity to make a statement should they wish to do so and to respond to appropriate questions.

         The Board of Directors recommends a vote "FOR" approval of Cordovano & Harvey as the Company's independent auditors for the fiscal year ending June 30, 2000.


                                PROPOSAL NUMBER 3


                           APPROVAL OF OUTSIDE COUNSEL

         The Board of Directors has selected Foley & Lardner as the outside counsel.

         On July 15, 2000, the Company was informed by Antoine M. Devine, Esq., the engagement partner responsible for the Company's legal representation, that Evers & Hendrickson, LLP was dissolving, and that the Corporate/Securities Department was moving to Foley & Lardner. On August 1, 2000, the Company retained the firm of Foley & Lardner as its new outside counsel.

         It is not anticipated that representatives of Foley & Lardner or Evers & Hendrickson, LLP will be present at the Annual Meeting. If representatives are present, they will be provided an opportunity to make a statement should they wish to do so and to respond to appropriate questions.

         The Board of Directors recommends a vote "FOR" approval of Foley & Lardner as the Company's outside counsel.

                     SUBMISSION OF SHAREHOLDER PROPOSALS FOR
                       2001 ANNUAL MEETING OF SHAREHOLDERS

         The 2001 Annual Meeting of Shareholders has been scheduled to take place on August 25, 2001. Shareholder proposals for presentation at that meeting must be received by the Company by no later than May 15, 2001.

                                 OTHER BUSINESS

         It is not intended that any business other than that set forth in the Notice of Annual Meeting and more specifically described in this Proxy Statement will be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on that business or any matters dealing with the conduct of the Annual Meeting pursuant to the discretionary authority granted in the proxy.


November 10, 2000                        By Order of the Board of Directors,


                                         /s/ Christine Cerisse
                                         -------------------------------
                                         Christine Cerisse,
                                         President




Upon written request of any person whose proxy is being solicited hereby, the Company will provide without charge a copy of the Company's Annual Report on Form 10-KSB for the year ended June 30, 2000, which was filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, including the financial statements and schedules thereto, but without exhibits. All such requests may be directed to: Christine Cerisse, President, Express Investments Associates, Inc., Suite 104-1456 St. Paul St., Kelowna, British Columbia, Canada V1Y 2E6.

                              FINANCIAL STATEMENTS

                             UNITED MANAGEMENT, INC.

         The following financial statements are attached to this report and filed as a part of this Registration Statement.

Independent Auditor's Report...............................................F-2-3
Balance Sheet as of June 30, 2000............................................F-4
Statement of Operations as of June 30, 2000..................................F-5
Statement of Cash Flows as of June 30, 2000..................................F-6
Statement of Shareholders' Equity as of June 30,2000.........................F-7
Notes to Financial Statements as of June 30, 2000............................F-8
Balance Sheet as of September 30, 2000......................................F-14
Statement of Operations and Deficit as of September 30, 2000................F-15
Statement of Cash Flows as of September 30, 2000............................F-16
Statement of Shareholders' Equity as of September 30, 2000..................F-17
Notes to Financial Statements as of September 30, 2000......................F-18
Balance Sheet as of December 31, 2000.......................................F-20
Statement of Operations and Deficit as of December 31, 2000.................F-21
Statement of Cash Flows as of December 31, 2000.............................F-22
Statement of Shareholders' Equity as of December 31, 2000...................F-23
Notes to Financial Statements as of December 31, 2000.......................F-24
Balance Sheet as of March 31, 2001..........................................F-27
Statement of Operations and Deficit as of March 31, 2001....................F-28
Statement of Cash Flows as of March 31, 2001................................F-29
Statement of Shareholders' Equity as of March 31, 2001......................F-30
Notes to Financial Statements as of March 31, 2001..........................F-31

                              FINANCIAL STATEMENTS

                               RRUN VENTURES, INC.

         The following financial statements are attached to this report and filed as a part of this Registration Statement.

Independent Auditor's Report................................................F-34
Consolidated Balance Sheet as of December 31, 2000..........................F-35
Consolidated Statement of Operations as of December 31, 2000................F-36
Consolidated Statement of Cash Flows as of December 31, 2000................F-37
Consolidated Statement of Stockholders' Equity as of December 31, 2000......F-38
Notes to Consolidated Financial Statements as of December 31, 2000..........F-39
Balance Sheet as of March 31, 2001..........................................F-43
Statement of Operations and Deficit as of March 31, 2001....................F-44
Statement of Cash Flows as of March 31, 2001................................F-45
Statement of Shareholders' Deficiency as of March 31, 2001..................F-46
Notes to Financial Statements as of March 31, 2001..........................F-47

                       UNAUDITED PRO FORMA FINANCIAL DATA

Introduction to Pro Forma Consolidated Financial Statements.................F-52
Pro Forma Consolidated Balance Sheet........................................F-53
Pro Forma Consolidated Statement of Operations as of June 30, 2000..........F-54
Pro Forma Consolidated Statement of Operations as of March 31, 2001.........F-55
Notes to Pro Forma Consolidated Financial Statements........................F-56

To the Board of Directors and Shareholders
United Management, Inc.

                          Independent Auditors' Report

We have audited the balance sheet of United Management, Inc. (a development stage company) as of June 30, 2000 and the related statements of operations, shareholders' equity and cash flows for the year ended June 30, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Management, Inc. as of June 30, 2000, and the related statements of operations and cash flows for the year ended June 30, 2000 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has a substantial dependence on the success of its development stage activities, significant losses since inception, lack of liquidity, and a working capital deficiency at June 30, 2000. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are also described in Note
A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


Cordovano and Harvey, P.C
Denver, Colorado
July 17, 2000

                          Independent Auditors' Report

We have audited the accompanying balance sheet of United Management, Inc. (a development stage company) as of June 30, 1999 (not separately included herein) and the related statements of income, shareholders' deficit, and cash flows for the fiscal year ended June 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Management, Inc. at June 30, 1999, and the results of its operations and cash flows for the fiscal year ended June 30, 1999 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 5 (not separately included herein), the Company is in the development stage and has no operations as of June 30, 1999. The deficiency in working capital as of June 30, 1999 raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are described in Note 5 (not separately included herein). The financial statements do not include any adjustments that might result from the outcome of these uncertainties.






Kish, Leake, and Associates, P.C.
Certified Public Accountants
Englewood, Colorado
August 24, 1999

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET


June 30, 2000

                                     ASSETS

                                                        TOTAL ASSETS   $      -
                                                                       ========

                     LIABILITIES AND SHAREHOLDERS' (DEFICIT)

LIABILITIES
  Accounts payable and accrued liagilities .........................   $  3,235
                                                                       --------
                                                   TOTAL LIABILITIES      3,235
                                                                       --------

SHAREHOLDERS'  (DEFICIT)
  Common stock, $.0001 par value, 100,000,000 shares
   authorized, 500,000 shares issued and outstanding ...............         50
  Additional paid-in capital .......................................     15,670
  Deficit accumulated during the development stage .................    (18,955)
                                                                       --------
                                       TOTAL SHAREHOLDERS' (DEFICIT)     (3,235)
                                                                       --------
                                                                       $      -
                                                                       ========


                 See accompanying notes to financial statements

                         UNITED MANAGEMENT, INC.
                      (A Development Stage Company)

                         STATEMENTS OF OPERATIONS

                                                                   January 29,
                                                                      1997
                                               Year Ended          (inception)
                                          --------------------       Through
                                          June 30,    June 30,       June 30,
                                            2000        1999           2000
                                          --------    --------     -----------
                                                                   (unaudited)
COSTS AND EXPENSES
  Legal fees ........................     $  8,421    $      -       $  8,421
  Accounting fees ...................        2,233       1,623          3,856
  Licenses and fees .................          253         350            603
  Printing costs ...................         6,025           -          6,025
  Stock-based compensation for
   organizational costs (Note B) ....            -           -             50
                                          --------    --------       --------
                 LOSS FROM OPERATIONS      (16,932)     (1,973)       (18,955)
                                          --------    --------       --------

INCOME TAX BENEFIT (EXPENSE) (NOTE C)
  Current tax benefit ...............        3,223         376          3,609
  Deferred tax expense ..............       (3,223)       (376)        (3,609)
                                          --------    --------       --------

                             NET LOSS     $(16,932)   $ (1,973)      $(18,955)
                                          ========    ========       ========

  BASIC AND DILUTED
   LOSS PER COMMON SHARE ............     $  (0.03)   $      *       $  (0.04)
                                          ========    ========       ========

  BASIC AND DILUTED WEIGHTED AVERAGE
   COMMON SHARES OUTSTANDING ........      500,000     500,000        500,000
                                          ========    ========       ========


  *  Less than .01 per share


                 See accompanying notes to financial statements

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                            STATEMENTS OF CASH FLOWS

                                                                   January 29,
                                                                      1997
                                               Year Ended          (inception)
                                          --------------------       Through
                                          June 30,    June 30,       June 30,
                                            2000        1999           2000
                                          --------    --------     -----------
                                                                   (unaudited)
OPERATING ACTIVITIES
  Net loss .............................  $(16,932)   $ (1,973)      $(18,955)

  Non-cash transactions:
    Stock-based compensation for
     organizational costs (Note B) .....         -           -             50
  Third party expenses paid by
   affiliate on behalf of the company,
   recorded as additional-paid-in
   capital .............................    15,670           -         15,670
  Changes in operating assets and
   liabilities:
    Accounts payable and accrued
     liabilities .......................     1,262       1,973          3,235
                                          --------    --------       --------

                    NET CASH (USED IN)
                  OPERATING ACTIVITIES    $      -    $      -       $      -
                                          --------    --------       --------

                  NET CASH PROVIDED BY
                  FINANCING ACTIVITIES           -           -              -
                                          --------    --------       --------

                    NET CHANGE IN CASH           -           -              -
 Cash, beginning of period .............         -           -              -
                                          --------    --------       --------
                   CASH, END OF PERIOD    $      -    $      -       $      -
                                          ========    ========       ========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
  Interest .............................  $      -    $      -       $      -
                                          ========    ========       ========
  Income taxes .........................  $      -    $      -       $      -
                                          ========    ========       ========


Non-cash financing activities:
  500,000 shares common stock
   issued for services .................  $      -    $      -       $     50
                                          ========    ========       ========


                 See accompanying notes to financial statements

                                            UNITED MANAGEMENT, INC.
                                         (A Development Stage Company)

                                  STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                              January 29, 1997 (inception) through June 30, 2000

                                                                                             Deficit
                                                                                           Accumulated
                                         Preferred Stock     Common Stock     Additional     During
                                         ---------------   ----------------    Paid-In     Development
                                         Shares   Amount   Shares    Amount    Capital        Stage       Total
                                         ------   ------   -------   ------    -------     -----------   --------

Beginning balance, January 29, 1997           -   $    -         -   $    -    $     -      $      -     $      -

Common stock issued in exchange
 for organization costs ................      -        -   500,000       50          -             -           50

Net loss for the period ended
 March 31, 1997 ........................      -        -         -                   -           (50)         (50)
                                         ------   ------   -------   ------    -------      --------     --------
               BALANCE, JUNE 30, 1997         -        -   500,000       50          -           (50)           -

Net loss for year ended June 30, 1998 ..      -        -         -        -          -             -            -
                                         ------   ------   -------   ------    -------      --------     --------
               BALANCE, JUNE 30, 1998         -        -   500,000       50          -           (50)           -

Net loss for year ended June 30, 1999 ..      -        -         -        -          -        (1,973)      (1,973)
                                         ------   ------   -------   ------    -------      --------     --------
               BALANCE, JUNE 30, 1999         -        -   500,000       50          -        (2,023)      (1,973)

Third party expenses paid by an
 affiliate on behalf of the Company ....      -        -         -        -     15,670             -       15,670
Net loss for year ended June 30, 2000 ..      -        -         -        -          -       (16,932)     (16,932)
                                         ------   ------   -------   ------    -------      --------     --------
               BALANCE, JUNE 30, 2000         -   $    -   500,000   $   50    $15,670      $(18,955)    $ (3,235)
                                         ======   ======   =======   ======    =======      ========     ========



                               See accompanying notes to financial statements.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note A:  Organization and summary of significant accounting policies

Organization
United Management, Inc. (the "Company") was incorporated under the laws of Nevada on January 29, 1997 to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. The Company is a development stage enterprise in accordance with Statement of Financial Accounting Standard (SFAS) No. 7.

The Company has been in the development stage since inception and has no operations to date.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements, the Company is a development stage company with no revenue as of June 30, 2000 and has incurred losses of $(16,932), $(1,973) and $(18,955)
for the years ended June 30, 2000 and 1999 and for the period January 29, 1997 (inception) through June 30, 2000, respectively. The Company has no operating history or revenue, no assets, and continuing losses which the Company expects will continue for the foreseeable future. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. An affiliate of the Company plans to continue advancing funds on an as needed basis and in the longer term, revenues from the operations of a merger candidate, if found. The Company's continuation as a going concern is dependent upon continuing capital advances from an affiliate and commencing operations or locating and consummating a business combination with an operating company. There is no assurance that the affiliate will continue to provide capital to the Company or that the Company can commence operations or identify such a target company and consummate such a business combination. These factors, among others, raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Summary of significant accounting policies

Cash equivalents
The Company's financial instruments consist of accounts payable and accrued liabilities. For financial accounting purposes and the statement of cash flows, cash equivalents include all highly liquid debt instruments purchased with an original maturity of three months or less.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note A:  Organization and summary of significant accounting policies, continued

Use of estimates
The preparation of the financial statements in conformity with generally accepted accounting principals requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities; disclosure of contingent assets and liabilities at the date of the financial statements; and the reported amounts of revenues and expenses during the reporting period. Accordingly, actual results could differ from those estimates.

Income Taxes
The Company reports income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes", which requires the liability method in accounting for income taxes. Deferred tax assets and liabilities arise from the difference between the tax basis of an asset or liability and its reported amount on the financial statements. Deferred tax amounts are determined by using the tax rates expected to be in effect when the taxes will actually be paid or refunds received, as provided under currently enacted law. Valuation allowances are established when necessary to reduce the deferred tax assets to the amounts expected to be realized. Income tax expense or benefit is the tax payable or refundable, respectively, for the period plus or minus the change during the period in the deferred tax assets and liabilities.

Loss per common share
The Company has adopted Statement of Financial Accounting Standards No. 128 ("SFAS 128") which requires the disclosure of basic and diluted earnings per share. Basic earnings per share is calculated using income available to common shareowners divided by the weighted average of common shares outstanding during the year. Diluted earnings per share is similar to basic earnings per share except that the weighted average of common shares outstanding is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares, such as options, had been issued. The Company has a simple capital structure and no outstanding options at June 30, 2000. Therefore, dilutive earnings per share are not applicable and accordingly have not been presented

Fiscal year
The Company operates on a fiscal year ending on June 30.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note A: Organization and summary of significant accounting policies, continued

Stock based compensation
SFAS No. 123, "Accounting for Stock-Based Compensation" was issued in October 1995. This accounting standard permits the use of either a fair value based method or the method defined in Accounting Principles Board Opinion 25, "Accounting for Stock Issued to Employees" ("APB 25") to account for stock-based compensation arrangements. Companies that elect to use the method provided in APB 25 are required to disclose pro forma net income and earnings per share that would have resulted from the use of the fair value based method. The Company has elected to continue to determine the value of stock-based compensation arrangements under the provisions of APB 25. For stock issued to officers the fair value approximates the intrinsic value. Therefore, no pro forma disclosures are presented.

Fair value of financial instruments
SFAS 107, "Disclosure About Fair Value of Financial Instruments," requires certain disclosures regarding the fair value of financial instruments. The Company has determined, based in available market information and appropriate valuation methodologies, the fair value of its financial instruments approximates carrying value. The carrying amounts of cash, accounts payable, and other accrued liabilities approximate fair value due to the short-term maturity of the instruments.

Recently issued accounting pronouncements
The Company has adopted the following new accounting pronouncements for the year ended June 30, 2000. There was no effect on the financial statements presented from the adoption of the new pronouncements.

Statement of Financial Accounting Standard ("SFAS") No. 130, "Reporting Comprehensive Income," requires the reporting and display of total comprehensive income and its components in a full set of general-purpose financial statements.

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," is based on the "management" approach for reporting segments. The management approach designates the internal organization that is used by management for making operating decisions and assessing performance as the source of the Company's reportable segments. SFAS No. 131 also requires disclosure about the Company's products, the geographic areas in which it earns revenue and holds long-lived assets, and its major customers.

SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-retirement Benefits," which requires additional disclosures about pension and other post-retirement benefit plans, but does not change the measurement or recognition of those plans.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note A:  Organization and summary of significant accounting policies, concluded

In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including derivative instruments embedded in other contracts, and for hedging activities. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. This statement is not expected to affect the Company as the Company currently does not have any derivative instruments or hedging activities.

In June 1999, the FASB issued SFAS No. 137, which amended the implementation date for SFAS No. 133 to be effective for all fiscal quarters of all fiscal years beginning after June 15, 2000.

Statement of Position ("SOP") 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." This SOP requires that entities capitalize certain internal-use software costs once certain criteria are met.

SOP 98-5, "Reporting on the Costs of Start-Up Activities." Sop 98-5 provides, among other things, guidance on the reporting of start-up costs and organization costs. It requires costs of start-up activities and organization costs to be expensed as incurred.

The Company will continue to review these new accounting pronouncements over time to determine if any additional disclosures are necessary based on evolving circumstances.

Note B:  Related party transactions

The Company maintains a mailing address at an affiliate's address. This address is Suite 106, 1456 St. Paul Street, Kelowna, B.C., Canada, V1Y 2E6. At this time the Company has no need for an office.

The Company has issued an officer 500,000 shares of common stock in exchange for services related to management and organization costs of $50.00. The officer will provide administrative and marketing services as needed. The officer may, from time to time, advance to the Company any additional funds that the Company needs for costs in connection with searching for or completing an acquisition or merger.

The Company does not maintain a checking account and all expenses incurred by the Company have historically been paid by an affiliate. Since inception the Company incurred $18,995 in expenses of which $15,670 were paid by an affiliate. The affiliate does not expect to be repaid for the expenses it pays on behalf of the Company. Accordingly, as the expenses are paid, they are classified as additional-paid-in capital.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note C: Income taxes

     (a)

     (b) A reconciliation of U.S. statutory federal income tax rate to the effective rate for the period from January 30, 1997 (inception) through June 30, 2000 is as follows:

                                                                 January 30,
                                                                    1997
                                                                 (inception)
                                   Year Ended     Year Ended      Through
                                    June 30,       June 30,       June 30,
                                      2000           1999           2000
                                   ----------     ----------     -----------
U.S. statutory federal rate ......   15.00%         15.00%         15.00%
State income tax rate, net
 of federal benefit ..............    4.04%          4.04%          4.04%
Net operating loss (NOL) for
 which no tax benefit is
 currently available .............  -19.04%        -19.04%        -19.04%
                                    -------        -------        -------
                                      0.00%          0.00%          0.00%
                                    =======        =======        =======

The valuation allowance offsets the net deferred tax asset for which there is no assurance of recovery. The change in the valuation allowance for the years ended June 30, 2000 and 1999 was $2,848 and $366, respectively. The change in the valuation allowance for the period from January 29, 1997 (inception) through June 30, 2000 was $3,609. NOL carryforwards at June 30, 2000 will begin to expire in 2012. The valuation allowance will be evaluated at the end of each year, considering positive and negative evidence about whether the asset will be realized. At that time, the allowance will either be increased or reduced; reduction could result in the complete elimination of the allowance if positive evidence indicates that the value of the deferred tax asset is no longer impaired and the allowance is no longer required.

Should the Company undergo an ownership change, as defined in Section 382 of the Internal Revenue Code, the Company's tax net operating loss carryforwards generated prior to the ownership change will be subject to an annual limitation which could reduce or defer the utilization of those losses.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

Note D:  Shareholders' equity

Common Stock
The Company initially authorized 25,000 shares of $1.00 par value common stock. On January 29, 1997 the Board of Directors approved an increase in authorized shares to 100,000,000 and changed the par value to $.0001. On January 29, 1997 the Company issued 500,000 shares of common stock for services valued at $.0001 per share. The shares were valued nominally at $50 as there was no market price for the Company's common stock as of the date of issuance.

Note D:  Shareholders' equity, concluded

On June 25, 1999 the Company filed amended articles with the state of Nevada to change the authorized shares of common stock originally approved by the Board of Directors on January 29, 1997 from 25,000, no par value to 100,000,000, $.0001 par. Nevada Revised Statutes Section 78.385 (c) treats this amendment as if it was filed on January 29, 1997, therefore, giving the Company enough shares for the original issuance of 500,000 shares of common stock.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET
                            (Stated in U.S. Dollars)



--------------------------------------------------------------------------------
                                                  SEPTEMBER 30       JUNE 30
                                                      2000             2000
--------------------------------------------------------------------------------

ASSETS                                             $       -         $      -
================================================================================
LIABILITIES

Current
  Accounts payable and accrued liabilities         $   1,699         $  3,235
  Loans payable                                       10,790                -
                                                   --------------------------
                                                      12,489            3,235
                                                   --------------------------
ShareHOLDERS' DEFICIENCY

Share Capital
  Authorized:
    100,000,000 common shares, par
     value $0.0001 per share

  Issued and outstanding:
    500,000 common shares                                 50               50

  Additional paid in capital                          15,670           15,670

Deficit                                              (28,209)         (18,955)
                                                   --------------------------
                                                     (12,489)          (3,235)
                                                   --------------------------

                                                   $       -         $      -

================================================================================

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                       STATEMENT OF OPERATIONS AND DEFICIT
                            (Stated in U.S. Dollars)



--------------------------------------------------------------------------------
                                                                  INCEPTION
                                                                  JANUARY 29
                                     THREE MONTHS ENDED            1997 TO
                                        SEPTEMBER 30             SEPTEMBER 30
                                     2000          1999              2000
--------------------------------------------------------------------------------

Expenses
  Office and sundry                $  2,127      $  2,415          $  8,755
  Professional fees                   7,127         3,487            19,404
  Stock based compensation
   for organizational costs            -                -                50
                                ------------------------------------------------

Net Loss For The Period               9,254         5,902          $ 28,209
                                                               =================

Deficit, Beginning Of Period         18,955            50
                                -----------------------------

Deficit, End Of Period             $ 28,209      $  5,952
=============================================================


Net Loss Per Share                 $  (0.02)     $  (0.01)
=============================================================


Weighted Average Number of
 Shares Outstanding                 500,000       500,000
=============================================================

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS
                            (Stated in U.S. Dollars)



--------------------------------------------------------------------------------
                                                                  INCEPTION
                                                                  JANUARY 29
                                        THREE MONTHS ENDED         1997 TO
                                           SEPTEMBER 30          SEPTEMBER 30
                                        2000          1999           2000
--------------------------------------------------------------------------------

Cash Flow From Operating Activities
  Net loss for the period             $ (9,254)     $ (5,902)      $(28,209)
  Non-cash transactions:
    Stock-based compensation
     for organizational costs                -             -             50
    Third party expenses paid
     by affiliate on behalf of
     the Company, recorded as
     additional paid-in capital              -             -         15,670

Adjustments To Reconcile Net Loss
 To Net Cash Used By Operating
  Activities
    Accounts payable and
     accrued liabilities                (1,536)        4,214          1,699
    Loans payable                       10,790         1,688         10,790
                                   ---------------------------------------------
                                             -             -              -
                                   ---------------------------------------------

Change In Cash                               -             -              -

Cash, Beginning Of Period                    -             -              -
                                   ---------------------------------------------

Cash, End Of Period                   $      -      $      -       $      -
================================================================================

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                        STATEMENT OF SHAREHOLDERS EQUITY

                               SEPTEMBER 30, 2000
                            (Stated in U.S. Dollars)



                                              ADDITIONAL
                                               PAID-IN
                           SHARES    AMOUNT    CAPITAL      DEFICIT     TOTAL
                          ------------------------------------------------------

Shares Issued For Cash
 At $0.0001                500,000   $   50    $     -     $    (50)   $      -
                          ------------------------------------------------------

Balance, June 30, 1997
 And 1998                  500,000       50          -          (50)          -

Loss For The Year                -        -          -       (1,973)     (1,973)
                          ------------------------------------------------------

Balance, June 30, 1999     500,000       50          -       (2,023)     (1,973)

Third Party Expenses
 Paid By Affiliate On
 Behalf Of The Company,
 Recorded As Additional
 Paid-In Capital                 -        -     15,670            -      15,670

Loss For The Year                -        -          -      (16,932)    (16,932)
                          ------------------------------------------------------

Balance, June 30, 2000     500,000       50     15,670      (18,955)     (3,235)

Loss For The Period              -        -          -       (9,254)     (9,254)
                          ------------------------------------------------------

Balance, September 30,
 2000                      500,000   $   50    $15,670     $(28,209)   $(12,489)
                          ======================================================

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000
                            (Stated in U.S. Dollars)

1.   BASIS OF PRESENTATION

     The unaudited financial statements as of September 30, 2000 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the June 30, 2000 audited financial statements and notes thereto.

2.   NATURE OF OPERATIONS

     a)   Organization

          The Company was incorporated in the State of Nevada, U.S.A. on January 29, 1997.

     b)   Development Stage Activities

          The Company has been in the development stage since inception and has no operations to date.

3.   SIGNIFICANT ACCOUNTING POLICIES

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

     The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

     a)   Development Stage Company

          The Company is a developed stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

     b)   Income Taxes

          The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                               SEPTEMBER 30, 2000
                            (Stated in U.S. Dollars)


3.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     c)   Financial Instruments

          The Company's financial instruments consist of accounts payable.

          Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

     d)   Net Loss Per Share

          Net loss per share is based on the weighted average number of common shares outstanding during the period plus common share equivalents, such as options, warrants and certain convertible securities. This method requires primary earnings per share to be computed as if the common share equivalents were exercised at the beginning of the period or at the date of issue and as if the funds obtained thereby were used to purchase common shares of the Company at its average market value during the period.

4.   NEW ACCOUNTING STANDARDS

     a) Effective December 15, 1995, Statement of Financial Accounting Standards No. 123 ("SFAS-123") "Accounting for Stock-based Compensation" was adopted for United States GAAP purposes. SFAS-123 enables a company to elect to adopt a fair value methodology for accounting for stock based compensation. The Company has determined that the fair value of stock options is similar to the issue price at the time of granting. The Company does not expect to elect to adopt the fair value methodology, although the pro forma results of operations and earnings per share determined as if the fair value methodology had been applied will be disclosed as required under SFAS-123 in future years.

     b) In March, 1995, Statement of Financial Accounting Standards No. 121 (SFAS-121) "Accounting for Impairment of long-lived assets and for long-lived assets to be disposed of" was issued. Certain long-lived assets held by the Company must be reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Accordingly, the impairment loss is recognized in the period it is determined. The Company has adopted these standards. There was no material effect on its financial position or results of operations of the Company from its adoption.

                                      F-20
                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET
                            (Stated in U.S. Dollars)



--------------------------------------------------------------------------------
                                                 DECEMBER 31        JUNE 30
                                                    2000             2000
--------------------------------------------------------------------------------

ASSETS

Restricted Cash (Note 4)                          $ 115,368        $       -
================================================================================
LIABILITIES

Current
  Accounts payable and accrued liabilities        $  23,504        $   3,235
  Loans payable                                      13,106                -
                                               ---------------------------------
                                                     36,610            3,235

Common Shares Subject To Reconfirmation
 (Note 4)                                           115,368                -
                                               ---------------------------------
                                                    151,978            3,235
                                               ---------------------------------

ShareHOLDERS' DEFICIENCY

Share Capital (Note 4)
  Authorized:
    100,000,000 common shares,
     par value $0.0001 per share

  Issued and Outstanding:
    500,000 common shares at December 31,
     2000 and at June 30, 2000                           50               50

  Additional paid in capital                         15,670           15,670

Deficit                                             (52,330)         (18,955)
                                               ---------------------------------
                                                    (36,610)          (3,235)
                                               ---------------------------------

                                                  $ 115,368        $       -
================================================================================

                                  UNITED MANAGEMENT, INC.
                               (A Development Stage Company)

                            STATEMENT OF OPERATIONS AND DEFICIT
                                 (Stated in U.S. Dollars)



-------------------------------------------------------------------------------------------
                                                                                INCEPTION
                                                                                JANUARY 29
                                THREE MONTHS ENDED       SIX MONTHS ENDED         1997 TO
                                    DECEMBER 31             DECEMBER 31         DECEMBER 31
                                 2000        1999        2000        1999          2000
-------------------------------------------------------------------------------------------

Expenses
  Office and sundry            $   2,315   $     677   $   4,443   $   3,092     $ 11,070
  Professional fees               21,806       1,758      28,932       5,245       41,210
  Stock based compensation
   for organizational costs            -           -           -           -           50
-------------------------------------------------------------------------------------------

Net Loss For The Period           24,121       2,435      33,375       8,337     $ 52,330
                                                                                 ========

Deficit, Beginning Of Period      28,209       5,952      18,955          50
-----------------------------------------------------------------------------

Deficit, End Of Period            52,330       8,387   $  52,330   $   8,387
=============================================================================

Net Loss Per Share             $   (0.04)  $   (0.01)  $   (0.06)  $   (0.01)
=============================================================================

Weighted Average Number
 Of Shares Outstanding          597,185     500,000     548,593     500,000
=============================================================================

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                             STATEMENT OF CASH FLOWS
                            (Stated in U.S. Dollars)



-------------------------------------------------------------------------------------------
                                                                                INCEPTION
                                                                                JANUARY 29
                                THREE MONTHS ENDED       SIX MONTHS ENDED         1997 TO
                                    DECEMBER 31             DECEMBER 31         DECEMBER 31
                                 2000        1999        2000        1999          2000
-------------------------------------------------------------------------------------------

Cash Flow From Operating
 Activities
  Net loss for the period      $(24,121)   $ (2,435)   $(33,375)   $ (8,337)     $(52,330)
  Non-cash transactions:
    Stock-based compensation
     for organizational costs         -           -           -           -            50
    Third party expenses paid
     by affiliate on behalf
     of the Company, recorded
     as additional paid-in
     capital                          -       7,812           -       7,812        15,670

Adjustments To Reconcile Net
 Loss To Net Cash Used By
 Operating Activities
   Accounts payable and
    accrued liabilities          21,805      (3,689)     20,269         525        23,504
   Loans payable                  2,316      (1,688)     13,106           -        13,106
-------------------------------------------------------------------------------------------
                                      -           -           -           -             -
-------------------------------------------------------------------------------------------

Cash Flow From Financing
 Activities
  Common stock subject to
   reconfirmation               115,368           -     115,368           -        115,368
-------------------------------------------------------------------------------------------

Change In Cash                  115,368           -     115,368           -        115,368

Cash, Beginning Of Period             -           -           -           -              -
-------------------------------------------------------------------------------------------

Cash, End Of Period            $115,368    $      -    $115,368    $      -       $115,368
===========================================================================================

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                      STATEMENT OF SHAREHOLDERS' DEFICIENCY

                                DECEMBER 31, 2000
                            (Stated in U.S. Dollars)



                                              ADDITIONAL
                                               PAID-IN
                           SHARES    AMOUNT    CAPITAL      DEFICIT     TOTAL
                          ------------------------------------------------------

Shares Issued For Cash
 At $0.0001                500,000   $   50    $     -     $    (50)   $      -
                          ------------------------------------------------------

Balance, June 30, 1997
 And 1998                  500,000       50          -          (50)          -

Loss For The Year                -        -          -       (1,973)     (1,973)
                          ------------------------------------------------------

Balance, June 30, 1999     500,000       50          -       (2,023)     (1,973)

Third Party Expenses
 Paid By Affiliate On
 Behalf Of The Company,
 Recorded As Additional
 Paid-In Capital                 -        -     15,670            -      15,670

Loss For The Year                -        -          -      (16,932)    (16,932)
                          ------------------------------------------------------

Balance, June 30, 2000     500,000       50     15,670      (18,955)     (3,235)

Loss For The Period              -        -          -      (33,375)    (33,375)
                          ------------------------------------------------------

Balance, December 31,
 2000                      500,000   $   50    $15,670     $(52,330)   $(36,610)
                          ======================================================

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 2000
                            (Stated in U.S. Dollars)



1.   BASIS OF PRESENTATION

     The unaudited financial statements as of December 31, 2000 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the June 30, 2000 audited financial statements and notes thereto.


2.   NATURE OF OPERATIONS

     a)   Organization

          The Company was incorporated in the State of Nevada, U.S.A. on January 29, 1997.

     b)   Development Stage Activities

          The Company has been in the development stage since inception and has no operations to date.


3.   SIGNIFICANT ACCOUNTING POLICIES

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

     The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

     a)   Development Stage Company

          The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

3.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     b)   Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

     c)   Income Taxes

          The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

     d)   Financial Instruments

          The Company's financial instruments consist of accounts payable and accrued liabilities, and loans payable.

          Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

     e)   Net Loss Per Share

          Net loss per share is based on the weighted average number of common shares outstanding during the period plus common share equivalents, such as options, warrants and certain convertible securities. This method requires primary earnings per share to be computed as if the common share equivalents were exercised at the beginning of the period or at the date of issue and as if the funds obtained thereby were used to purchase common shares of the Company at its average market value during the period.

4.   SHARE CAPITAL

     In December 2000, the Company completed an initial public offering of 288,420 common shares at $0.40 per share for cash proceeds of $115,368. The proceeds of the offering and the common shares issued pursuant thereto are being held in an escrow account, and shall remain in the escrow account until an acquisition meeting specific criteria is completed. Before the acquisition can be completed, and before the deposited funds and deposited securities can be released to the Company and the investors, respectively, the Company is required to update its registration statement with a post-effective amendment, and within five business days after the effective date thereof, the Company is required to furnish the investors with the prospectus produced thereby containing the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and its business. Investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternately, require the return of their investment. Each investor shall have 20 business days from the date of this prospectus to reconfirm their investment. Any investor not making any decision within the 20 business day period will automatically have their investment returned.

     If the Company does not complete an acquisition meeting the specified criteria within 18 months of the effective date of its initial public offering, all of the deposited funds in the escrow account must be returned to investors.


5.   ACQUISITION AGREEMENT

     In December 2000, the Company executed an agreement with RRUN Ventures Inc., a private Nevada corporation, and its shareholders to acquire all of the issued and outstanding common shares of RRUN Ventures Inc. in exchange for 305,439 of the Company's common shares. Consummation of this transaction is conditional, among other things, upon the acceptance of the reconfirmation offer by the holders of at least 80% of the common shares subscribed for in the initial public offering described in Note 4.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                                  BALANCE SHEET
                            (Stated in U.S. Dollars)

--------------------------------------------------------  ---------   ---------
                                                           MARCH 31     JUNE 30
                                                               2001        2000
--------------------------------------------------------  ---------   ---------

ASSETS

Restricted Cash (Note 4)                                  $ 116,438   $    --
========================================================  =========   =========

LIABILITIES

Current
    Accounts payable and accrued liabilities              $  58,690   $   3,235
    Loans payable                                            13,106        --
                                                          ---------   ---------
                                                             71,796       3,235

Common Shares Subject To Reconfirmation (Note 4)            115,368        --
                                                          ---------   ---------
                                                            187,164       3,235
                                                          ---------   ---------

ShareHOLDERS' DEFICIENCY

Share Capital (Note 4)
    Authorized:
       100,000,000 common shares, par value
       $0.0001 per share

    Issued and Outstanding:
           500,000 common shares at March 31, 2001
            and at June 30, 2000                                 50          50

    Additional paid in capital                               15,670      15,670

Deficit                                                     (86,446)    (18,955)
                                                          ---------   ---------
                                                            (70,726)     (3,235)
                                                          ---------   ---------

                                                          $ 116,438   $    --
========================================================  =========   =========

                                                           UNITED MANAGEMENT, INC.
                                                        (A Development Stage Company)

                                                     STATEMENT OF OPERATIONS AND DEFICIT
                                                          (Stated in U.S. Dollars)
------------------------------------------------- -------------------------------- -------------------------------- ----------------
                                                                                                                       INCEPTION
                                                                                                                      JANUARY 29
                                                        THREE MONTHS ENDED                NINE MONTHS ENDED             1997 TO
                                                             MARCH 31                         MARCH 31                  MARCH 31
                                                       2001             2000            2001             2000            2001
------------------------------------------------- ---------------- --------------- ---------------- --------------- ----------------

Expenses
     Office and sundry                            $          210   $       1,396   $       4,653    $        4,096  $     11,280
     Professional fees                                    34,976             870          63,908             6,257        76,186
     Stock based compensation for
      organizational costs                                  -              -                -                -                50
                                                  ---------------- --------------- ---------------- --------------- ----------------
                                                          35,186           2,266          68,561            10,353        87,516
Less:  Interest Income                                    (1,070)          -              (1,070)            -            (1,070)
                                                  ---------------- --------------- ---------------- --------------- ----------------

Net Loss For The Period                                   34,116           2,266          67,491            10,353  $     86,446
                                                                                                                    ================

Deficit, Beginning Of Period                              52,330           8,137          18,955                50
                                                  ---------------- --------------- ---------------- ---------------

Deficit, End Of Period                            $       86,446   $      10,403   $      86,446    $       10,403
================================================= ================ =============== ================ ===============


Net Loss Per Share                                $       (0.04)   $      (0.01)   $      (0.11)    $       (0.02)
================================================= ================ =============== ================ ===============


Weighted Average Number Of Shares Outstanding            788,420         500,000         627,368           500,000
================================================= ================ =============== ================ ===============


                                                      UNITED MANAGEMENT, INC.
                                                   (A Development Stage Company)

                                                      STATEMENT OF CASH FLOWS
                                                     (Stated in U.S. Dollars)

------------------------------------------------- ------------------------------- -------------------------------- ----------------
                                                                                                                      INCEPTION
                                                                                                                     JANUARY 29
                                                        THREE MONTHS ENDED               NINE MONTHS ENDED             1997 TO
                                                             MARCH 31                        MARCH 31                  MARCH 31
                                                       2001            2000            2001             2000            2001
------------------------------------------------- ---------------- -------------- ---------------- --------------- ----------------

Cash Flows From Operating Activities
     Net loss for the period                      $      (34,116)  $     (2,266)  $     (67,491)   $     (10,353)  $     (86,446)
     Non-cash transactions:
       Stock-based compensation for
         organizational costs                              -               -              -                -                  50
       Third party expenses paid by
         affiliate on behalf of the Company,
         recorded as additional paid-in
         capital                                           -              2,983           -               10,545          15,670

Adjustments To Reconcile Net Loss To Net Cash
  Used By Operating Activities
    Accounts payable and accrued liabilities              35,186           (717)         55,455             (192)         58,690
    Loans payable                                          -               -             13,106            -              13,106
                                                  ---------------- -------------- ---------------- --------------- ----------------
                                                           1,070           -              1,070            -               1,070
                                                  ---------------- -------------- ---------------- --------------- ----------------

Cash Flows From Financing Activity
    Common stock subject to reconfirmation                 -               -            115,368            -             115,368
                                                  ---------------- -------------- ---------------- --------------- ----------------

Change In Cash                                             1,070           -            116,438            -             116,438

Cash, Beginning Of Period                                115,368           -              -                -               -
                                                  ---------------- -------------- ---------------- --------------- ----------------

Cash, End Of Period                               $      116,438   $       -      $     116,438    $       -       $     116,438
================================================= ================ ============== ================ =============== ================


                                                  UNITED MANAGEMENT, INC.
                                               (A Development Stage Company)

                                           STATEMENT OF SHAREHOLDERS' DEFICIENCY

                                                      MARCH 31, 2001
                                                 (Stated in U.S. Dollars)

                                                                               ADDITIONAL
                                                                                PAID-IN
                                                     SHARES       AMOUNT        CAPITAL        DEFICIT          TOTAL
                                                   ------------ ------------ -------------- --------------- --------------

Shares Issued For Cash At $0.0001                     500,000   $    50      $      -       $         (50)  $       -
                                                   ------------ ------------ -------------- --------------- --------------

Balance, June 30, 1997 And 1998                       500,000        50             -                 (50)          -

Loss For The Year                                       -           -               -              (1,973)        (1,973)
                                                   ------------ ------------ -------------- --------------- --------------

Balance, June 30, 1999                                500,000        50             -              (2,023)        (1,973)

Third Party Expenses Paid By Affiliate On Behalf
  Of The Company, recorded as additional paid-in
  capital                                               -           -             15,670             -            15,670

Loss For The Year                                       -           -               -             (16,932)       (16,932)
                                                   ------------ ------------ -------------- --------------- --------------

Balance, June 30, 2000                                500,000        50           15,670          (18,955)        (3,235)

Loss For The Period                                     -           -               -             (67,491)       (67,491)
                                                   ------------ ------------ -------------- --------------- --------------

Balance, March 31, 2001                               500,000   $    50      $    15,670    $     (86,446)  $    (70,726)
                                                   ============ ============ ============== =============== ==============


                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2001
                            (Stated in U.S. Dollars)



1.   BASIS OF PRESENTATION

     The unaudited financial statements as of March 31, 2001 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the June 30, 2000 audited financial statements and notes thereto.


2.   NATURE OF OPERATIONS

     a)   Organization

          The Company was incorporated in the State of Nevada, U.S.A. on January 29, 1997.

     b)   Development Stage Activities

          The Company has been in the development stage since inception and has no operations to date.


3.   SIGNIFICANT ACCOUNTING POLICIES

     The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

     The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

     a)   Development Stage Company

          The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2001
                            (Stated in U.S. Dollars)


3.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     b)   Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

     c)   Income Taxes

          The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

     d)   Financial Instruments

          The Company's financial instruments consist of accounts payable and accrued liabilities, and loans payable.

          Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

     e)   Net Loss Per Share

          The loss per share is calculated using the weighted average number of common shares outstanding during the year. Fully diluted loss per share is not presented, as the impact of the exercise of options is anti-dilutive.

                             UNITED MANAGEMENT, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

                                 MARCH 31, 2001
                            (Stated in U.S. Dollars)


4.   SHARE CAPITAL

     In December 2000, the Company completed an initial public offering of 288,420 common shares at $0.40 per share for cash proceeds of $115,368. The proceeds of the offering and the common shares issued pursuant thereto are being held in an escrow account, and shall remain in the escrow account until an acquisition meeting specific criteria is completed. Before the acquisition can be completed, and before the deposited funds and deposited securities can be released to the Company and the investors, respectively, the Company is required to update its registration statement with a post-effective amendment, and within five business days after the effective date thereof, the Company is required to furnish the investors with the prospectus produced thereby containing the terms of a reconfirmation offer and information regarding the proposed acquisition candidate and its business. Investors must have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to decide to reconfirm their investment and remain an investor or, alternately, require the return of their investment. Each investor shall have 20 business days from the date of this prospectus to reconfirm their investment. Any investor not making any decision within the 20 business day period will automatically have their investment returned.

     If the Company does not complete an acquisition meeting the specified criteria within 18 months of the effective date of its initial public offering, all of the deposited funds in the escrow account must be returned to investors.


5.   ACQUISITION AGREEMENT

     In December 2000, the Company executed an agreement with RRUN Ventures Inc., a private Nevada corporation, and its shareholders to acquire all of the issued and outstanding common shares of RRUN Ventures Inc. in exchange for 305,439 of the Company's common shares. Consummation of this transaction is conditional, among other things, upon the acceptance of the reconfirmation offer by the holders of at least 80% of the common shares subscribed for in the initial public offering described in Note 4.

                                AUDITORS' REPORT


To the Directors
RRUN Ventures Inc.

We have audited the consolidated balance sheet of RRUN Ventures Inc. (A Development Stage Company) as at December 31, 2000 and the consolidated statements of operations and deficit, cash flows, and stockholders' deficiency for the period then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with United States and Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2000 and the results of its operations and cash flows for the period then ended in accordance with United States generally accepted accounting principles.


Vancouver, B.C.                                               "Morgan & Company"

February 14, 2001                                          Chartered Accountants


                COMMENTS BY INDEPENDENT AUDITORS FOR U.S. READERS
                        ON CANADA-U.S. REPORTING CONFLICT


In the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by significant uncertainties such as those described in
Note 1(b) of the financial statements. Our report to the shareholders, dated February 14, 2001, is expressed in accordance with Canadian reporting standards, which do not permit a reference to such an uncertainty in the Auditors' Report when the uncertainty is adequately disclosed in the financial statements.


Vancouver, B.C.                                               "Morgan & Company"

February 14, 2001                                          Chartered Accountants

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEET

                                DECEMBER 31, 2000
                            (Stated in U.S. Dollars)



--------------------------------------------------------------------------------

ASSETS

Current
     Cash                                                       $      10,794
     Prepaid expense                                                      500
                                                                ----------------
                                                                       11,294

Investment (Note 4)                                                     6,750
                                                                ----------------

                                                                $      18,044
================================================================================

LIABILITIES

Current
     Accounts payable                                           $      32,114
     Loans and advances payable (Note 6(b))                            66,803
                                                                ----------------
                                                                       98,917
                                                                ----------------

STOCKHOLDERS' DEFICIENCY

Share Capital
     Authorized:
         25,000,000 common shares, par value
         $0.001 per share
     Issued and Outstanding:
           6,108,780 common shares                                      6,109

     Additional paid in capital                                         4,622

Deficit                                                               (91,604)
                                                                ----------------
                                                                      (80,873)
                                                                ----------------

                                                                $      18,044
================================================================================


Approved by the Board of Directors:



------------------------------------         -----------------------------------

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT

             FROM INCEPTION ON OCTOBER 12, 2000 TO DECEMBER 31, 2000
                            (Stated in U.S. Dollars)



--------------------------------------------------------------------------------

Expenses
     Administrative services                                 $        30,164
     Consulting                                                       12,609
     Office and sundry                                                 9,970
     Professional fees                                                21,781
     Travel                                                            4,944
                                                             ------------------
                                                                      79,468
     Minority interest in loss of subsidiary                            (219)
                                                             ------------------

Net Loss For The Period                                               79,249

Deficit, Beginning Of Period                                           -
                                                             ------------------
                                                                      79,249
Net Asset Deficiency Of Legal Parent At Date
 Of Reverse Take-Over Transaction
                                                                      12,355
                                                             ------------------

Deficit, End Of Period                                       $        91,604
===============================================================================


Net Loss Per Share                                           $         0.02
===============================================================================

Weighted Average Number Of Common Shares Outstanding               5,943,780
===============================================================================

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

             FROM INCEPTION ON OCTOBER 12, 2000 TO DECEMBER 15, 2000
                            (Stated in U.S. Dollars)



--------------------------------------------------------------------------------

Cash Flows From Operating Activities
     Net loss for the period                                     $     (79,249)

Adjustments To Reconcile Net Loss To Net
 Cash Used By Operating Activities
     Shares issued for other than cash                                   4,200
     Minority interest in loss of subsidiary                              (219)
     Prepaid expense                                                      (500)
     Accounts payable                                                   32,114
     Loans and advances payable                                         66,803
                                                                 ---------------
                                                                        23,149
                                                                 ---------------

Cash Flows From Investing Activity
     Net asset deficiency of legal parent at dat
      of reverse take-over transaction                                 (12,355)
                                                                 ---------------

Increase In Cash                                                        10,794

Cash, Beginning Of Period                                                 -
                                                                 ---------------

Cash, End Of Period                                              $      10,794
================================================================================


SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING AND INVESTING ACTIVITIES

During the period, the Company issued 4,200,000 common shares at a value of $4,200 for consulting services.

During the period, the Company acquired 67% of the issued and outstanding shares of RAHX Inc. by issuing 2,814,000 common shares at a value of $Nil.

During the period, the Company acquired 15% of the issued and outstanding shares of Kaph Data Engineering Inc. by issuing 400,000 common shares at a value of $6,750.

                                                      RRUN VENTURES INC.
                                                 (A Development Stage Company)

                                      CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY

                                                       DECEMBER 31, 2000
                                                   (Stated in U.S. Dollars)

                                                                            ADDITIONAL
                                                                             PAID-IN
                                                SHARES         AMOUNT        CAPITAL         DEFICIT          TOTAL
                                             -------------- ------------- --------------- --------------- --------------

Shares Issued For Cash And Services             4,200,000   $     4,200   $       -       $        -      $      4,200

Adjustment To Number Of Shares Issued And
  Outstanding As A Result Of The
  Acquisition Of RAHX, Inc.
     RAHX, Inc.                                (4,200,000)       (4,200)          -                -            (4,200)
     RRUN Ventures Inc.                         5,708,780         5,709        (1,509)                           4,200

Adjustment To Stated Value Of
  Stockholders' Equity To Reflect Minority
  Interest In The Net Assets Of RAHX, Inc.
  At The Acquisition Date                          -                -            (219)             -              (219)

Net Asset Deficiency Of Legal Parent At
  Date Of Reverse Take-Over Transaction            -                -             -             (12,355)       (12,355)

Shares Issued To Acquire Investment In
  Kaph Data Engineering Inc.                      400,000           400         6,350              -             6,750

Loss For The Period                                -                -             -             (79,249)       (79,249)
                                             -------------- ------------- --------------- --------------- --------------

Balance, December 31, 2000                      6,108,780   $     6,109   $     4,622     $     (91,604)  $    (80,873)
                                             ============== ============= =============== =============== ==============


                               RRUN VENTURES INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2000
                            (Stated in U.S. Dollars)



1.   NATURE OF OPERATIONS

     a)   Organization

          The Company was incorporated in the State of Nevada, U.S.A. on October 12, 2000.

     b)   Development Stage Activities

          The Company was organized to develop innovative technology based ventures with a current emphasis on building new technologies for the entertainment and content industry. The Company's initial venture is RAHX, a business concept focused on the growing Peer-To-Peer (P2P) file exchange industry. The first branded RAHX product is Rahxware, a platform that uses P2P technologies to enable and enhance the distribution of digital media over the internet.

          The Company is in the development stage, therefore, recovery of assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of the Company's development program and its transition, ultimately to the attainment of profitable operations, is dependent upon obtaining adequate financing to fulfil its development activities and achieve a level of sales to support its cost structure.

          Management is of the opinion that sufficient short term funding will be obtained and that current negotiations with potential users of its products will be successful.


2.   SIGNIFICANT ACCOUNTING POLICIES

     The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

     The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

     a)   Consolidation

          These consolidated financial statements include the accounts of the Company and its 67% owned subsidiary, RAHX, Inc.

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2000
                            (Stated in U.S. Dollars)


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     b)   Development Stage Company

          The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

     c)   Investments

          Investments in companies owned less than 20% are recorded at the lower of cost or fair market value.

     d)   Software Development Costs

          The costs to develop new software products and enhancements to existing software products will be expensed as incurred until technological feasibility has been established. Once technological feasibility has been established, any additional costs will be capitalized.

     e)   Income Taxes

          The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

     f)   Financial Instruments

          The Company's financial instruments consist of cash and accounts payable.

          Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2000
                            (Stated in U.S. Dollars)



2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     g)   Net Loss Per Share

          Net loss per share is calculated using the weighted average number of common shares outstanding during the period. Fully diluted loss per share is not presented as the impact of the exercise of options is anti-dilutive.


3.   ACQUISITION OF SUBSIDIARY

     Effective November 13, 2000, RRUN Ventures Inc. acquired 67% of the issued and outstanding shares of RAHX, Inc. by issuing 2,814,000 common shares. Since the transaction resulted in the former shareholders of RAHX, Inc. owning the majority of the issued shares of RRUN Ventures Inc., the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by RAHX, Inc. of the net assets and liabilities of RRUN Ventures Inc. Under this purchase method of accounting, the results of operations of RRUN Ventures Inc. are included in these consolidated financial statements from November 13, 2000.

     RRUN Ventures Inc. had a net asset deficiency at the acquisition date, therefore, the 2,814,000 common shares issued on acquisition were issued at an ascribed value of $Nil with the net asset deficiency of $12,355 charged to deficit. RAHX, Inc. is deemed to be the purchaser for accounting purposes. Accordingly, its net assets are included in the consolidated balance sheet at their previously recorded amounts.

     The acquisition is summarized as follows:

     Current Assets                                              $       11,357
     Current Liabilities                                                 23,712
                                                                 --------------

     Net Asset Deficiency                                        $      (12,355)
                                                                 ==============


4.   INVESTMENT

     Kaph Data Engineering Inc. - 159 common shares
      representing 15% of the Company's issued and
      outstanding common share capital                              $     6,750
                                                                    ===========

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                DECEMBER 31, 2000
                            (Stated in U.S. Dollars)



5.   STOCK OPTION PLAN

     The Company has granted stock options for the purchase of up to 600,000 common shares at $0.10 per share, and up to 518,000 common shares at $0.25 per share. All expiring on December 1, 2003.


6.   RELATED PARTY TRANSACTIONS

     a) During the period, the Company issued 4,200,000 at a value of $4,200 to founding shareholders, and to a company controlled by certain founding shareholders for consulting services.

     b) Loans and advances payable are due to related parties, are interest free, and have no specific terms of repayment.

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                           CONSOLIDATED BALANCE SHEET
                                   (Unaudited)
                            (Stated in U.S. Dollars)



------------------------------------------- ----------------- ------------------
                                                MARCH 31         DECEMBER 31
                                                  2001              2000
------------------------------------------- ----------------- ------------------

ASSETS

Current
     Cash                                   $         3,685   $      10,794
     Prepaid expense                                  -                 500
                                            ----------------- ------------------
                                                      3,685          11,294

Computer Equipment, at cost less
 accumulated amortization                             5,796            -

Investment (Note 4)                                   6,750           6,750
                                            ----------------- ------------------

                                            $        16,231   $      18,044
=========================================== ================= ==================

LIABILITIES

Current
     Accounts payable                       $       250,846   $      32,114
     Loans and advances payable (Note 6)            183,942          66,803
                                            ----------------- ------------------
                                                    434,788          98,917
                                            ----------------- ------------------

STOCKHOLDERS' DEFICIENCY

Share Capital
     Authorized:
         25,000,000 common shares,
         par value $0.001 per share
     Issued and Outstanding:
           6,108,780 common shares                    6,109           6,109

     Additional paid in capital                       4,622           4,622

Deficit                                            (429,288)        (91,604)
                                            ----------------- ------------------
                                                   (418,557)        (80,873)
                                            ----------------- ------------------

                                            $        16,231   $      18,044
=========================================== ================= ==================

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                CONSOLIDATED STATEMENT OF OPERATIONS AND DEFICIT
                                   (Unaudited)
                            (Stated in U.S. Dollars)



------------------------------------------------------------------- ----------------- ----------------
                                                                         THREE           INCEPTION
                                                                         MONTHS         OCTOBER 12
                                                                         ENDED            2000 TO
                                                                        MARCH 31         MARCH 31
                                                                          2001             2001
------------------------------------------------------------------- ----------------- ----------------

Expenses
     Administrative services                                        $        43,771   $      73,935
     Amortization                                                               226             226
     Consulting                                                             267,524         280,133
     Office and sundry                                                       15,034          25,004
     Professional fees                                                        4,475          26,256
     Travel                                                                   6,654          11,598
                                                                    ----------------- ----------------
                                                                            337,684         417,152
     Minority interest in loss of subsidiary                                 -                 (219)
                                                                    ----------------- ----------------

Net Loss For The Period                                                     337,684         416,933

Deficit, Beginning Of Period                                                 91,604           -

Net Asset Deficiency Of Legal Parent At
 Date Of Reverse Take-Over Transaction
                                                                             -               12,355
                                                                    ----------------- ----------------

Deficit, End Of Period                                              $       429,288   $     429,288
=================================================================== ================= ================


Net Loss Per Share                                                  $         0.06
=================================================================== =================


Weighted Average Number Of Common Shares Outstanding                      6,108,780
=================================================================== =================


                               RRUN VENTURES INC.
                          (A Development Stage Company)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)
                            (Stated in U.S. Dollars)

--------------------------------------------------------------------------------- ---------------- -----------------
                                                                                       THREE          INCEPTION
                                                                                      MONTHS          OCTOBER 12
                                                                                       ENDED           2000 TO
                                                                                     MARCH 31          MARCH 31
                                                                                       2001              2001
--------------------------------------------------------------------------------- ---------------- -----------------

Cash Flows From Operating Activities
     Net loss for the period                                                      $     (337,684)  $     (416,933)
     Item not involving cash:
         Amortization                                                                        226              226
                                                                                  ---------------- -----------------
                                                                                        (337,458)        (416,707)

Adjustments To Reconcile Net Loss To Net
 Cash Used By Operating Activities
     Shares issued for other than cash                                                     -                4,200
     Minority interest in loss of subsidiary                                               -                 (219)
     Prepaid expense                                                                         500            -
     Accounts payable                                                                    218,732          250,846
     Loans and advances payable                                                          117,139          183,942
                                                                                  ---------------- -----------------
                                                                                          (1,087)          22,062
                                                                                  ---------------- -----------------

Cash Flows From Investing Activities
     Net asset deficiency of legal parent at
       date of reverse take-over transaction                                                -             (12,355)
     Purchase of computer equipment                                                       (6,022)          (6,022)
                                                                                  ---------------- -----------------
                                                                                          (6,022)         (18,377)
                                                                                  ---------------- -----------------

Increase (Decrease) In Cash                                                               (7,109)           3,685

Cash, Beginning Of Period                                                                 10,794            -
                                                                                  ---------------- -----------------

Cash, End Of Period                                                               $        3,685   $        3,685
================================================================================= ================ =================

                                                               RRUN VENTURES INC.
                                                          (A Development Stage Company)

                                               CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIENCY

                                                                 MARCH 31, 2001
                                                                   (Unaudited)
                                                            (Stated in U.S. Dollars)

                                                                              ADDITIONAL
                                                                               PAID-IN
                                                  SHARES         AMOUNT        CAPITAL          DEFICIT          TOTAL
                                               -------------- ------------- --------------- ---------------- ---------------

Shares Issued For Cash And Services               4,200,000   $     4,200   $       -       $        -       $       4,200

Adjustment To Number Of Shares
 Issued And Outstanding As A
 Result Of The Acquisition
  Of RAHX, Inc.
     RAHX, Inc.                                  (4,200,000)       (4,200)          -                -              (4,200)
     RRUN Ventures Inc.                           5,708,780         5,709        (1,509)                             4,200

Adjustment To Stated Value Of
  Stockholders' Equity To Reflect
  Minority Interest In The Net
  Assets Of RAHX, Inc. At The
  Acquisition Date                                   -                -            (219)             -                (219)

Net Asset Deficiency Of Legal
  Parent At Date Of Reverse Take-
  Over Transaction                                   -                -             -              (12,355)        (12,355)

Shares Issued To Acquire Investment
  In Kaph Data Engineering Inc.                     400,000           400         6,350              -               6,750

Loss For The Period                                  -                -             -              (79,249)        (79,249)
                                               -------------- ------------- --------------- ---------------- ---------------

Balance, December 31, 2000                        6,108,780         6,109         4,622            (91,604)        (80,873)

Loss For The Period                                  -                -             -             (337,684)       (337,684)
                                               -------------- ------------- --------------- ---------------- ---------------

Balance, March 31, 2001                           6,108,780   $     6,109   $     4,622     $     (429,288)  $    (418,557)
                                               ============== ============= =============== ================ ===============


                               RRUN VENTURES INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2001
                                   (Unaudited)
                            (Stated in U.S. Dollars)



1.   NATURE OF OPERATIONS

     a)   Organization

          The Company was incorporated in the State of Nevada, U.S.A. on October 12, 2000.

     b)   Development Stage Activities

          The Company was organized to develop innovative technology based ventures with a current emphasis on building new technologies for the entertainment and content industry. The Company's initial venture is RAHX, a business concept focused on the growing Peer-To-Peer (P2P) file exchange industry. The first branded RAHX product is Rahxware, a platform that uses P2P technologies to enable and enhance the distribution of digital media over the internet.

          The Company is in the development stage, therefore, recovery of assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of the Company's development program and its transition, ultimately to the attainment of profitable operations, is dependent upon obtaining adequate financing to fulfil its development activities and achieve a level of sales to support its cost structure.

          Management is of the opinion that sufficient short term funding will be obtained and that current negotiations with potential users of its products will be successful.


2.   SIGNIFICANT ACCOUNTING POLICIES

     The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of consolidated financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

     The consolidated financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

     a)   Consolidation

          These consolidated financial statements include the accounts of the Company and its 67% owned subsidiary, RAHX, Inc.

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2001
                                   (Unaudited)
                            (Stated in U.S. Dollars)



2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     b)   Development Stage Company

          The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company's development stage activities.

     c)   Investments

          Investments in companies owned less than 20% are recorded at the lower of cost or fair market value.

     d)   Software Development Costs

          The costs to develop new software products and enhancements to existing software products will be expensed as incurred until technological feasibility has been established. Once technological feasibility has been established, any additional costs will be capitalized.

     e)   Income Taxes

          The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting and reporting on income taxes. If it is more likely than not that some portion or all if a deferred tax asset will not be realized, a valuation allowance is recognized.

     f)   Amortization

          Computer equipment is being amortized on the declining balance basis at 30% per annum.

     g)   Financial Instruments

          The Company's financial instruments consist of cash and accounts payable.

         Unless otherwise noted, it is management's opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2001
                                   (Unaudited)
                            (Stated in U.S. Dollars)


2.   SIGNIFICANT ACCOUNTING POLICIES (Continued)

     h)   Net Loss Per Share

          Net loss per share is calculated using the weighted average number of common shares outstanding during the period. Fully diluted loss per share is not presented as the impact of the exercise of options is anti-dilutive.


3.   ACQUISITION OF SUBSIDIARY

     Effective November 13, 2000, RRUN Ventures Inc. acquired 67% of the issued and outstanding shares of RAHX, Inc. by issuing 2,814,000 common shares. Since the transaction resulted in the former shareholders of RAHX, Inc. owning the majority of the issued shares of RRUN Ventures Inc., the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by RAHX, Inc. of the net assets and liabilities of RRUN Ventures Inc. Under this purchase method of accounting, the results of operations of RRUN Ventures Inc. are included in these consolidated financial statements from November 13, 2000.

     RRUN Ventures Inc. had a net asset deficiency at the acquisition date, therefore, the 2,814,000 common shares issued on acquisition were issued at an ascribed value of $Nil with the net asset deficiency of $12,355 charged to deficit. RAHX, Inc. is deemed to be the purchaser for accounting purposes. Accordingly, its net assets are included in the consolidated balance sheet at their previously recorded amounts.

     The acquisition is summarized as follows:

     Current Assets                                               $      11,357
     Current Liabilities                                                 23,712
                                                                  --------------

    Net Asset Deficiency                                          $     (12,355)
                                                                  ==============


4.   INVESTMENT

    Kaph Data Engineering Inc. - 159 common shares
      representing 15% of the Company's issued and
      outstanding common share capital                            $       6,750
                                                                  ==============

                               RRUN VENTURES INC.
                          (A Development Stage Company)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 2001
                                   (Unaudited)
                            (Stated in U.S. Dollars)



5.   STOCK OPTION PLAN

     The Company has granted stock options for the purchase of up to 600,000 common shares at $0.10 per share, and up to 518,000 common shares at $0.25 per share. All expiring on December 1, 2003.


6.   RELATED PARTY TRANSACTION

     Loans and advances payable are due to related parties, are interest free, and have no specific terms of repayment.

                             UNITED MANAGEMENT INC.
                          (A Development Stage Company)

           INTRODUCTION TO PRO-FORMA CONSOLIDATED FINANCIAL STATEMENTS

           AS AT MARCH 31, 2001, AND FOR THE YEAR ENDED JUNE 30, 2000
             AND FOR THE PERIOD FROM JULY 1, 2000 TO MARCH 31, 2001
                            (Stated in U.S. Dollars)



The following unaudited pro-forma consolidated balance sheet, pro-forma consolidated statements of operations and explanatory notes give effect to the acquisition of RRUN Ventures Inc. by United Management Inc. Since the transaction resulted in the former shareholders of RRUN Ventures Inc. owning the majority of the issued shares of United Management Inc., the transaction, which is referred to as a "reverse take-over", has been treated for accounting purposes as an acquisition by RRUN Ventures Inc. of the net assets and liabilities of United Management Inc.

The pro-forma consolidated balance sheet, pro-forma consolidated statements of operations and explanatory notes are based on the estimates and assumptions set forth in the explanatory notes. This pro-forma consolidated balance sheet and the pro-forma consolidated statements of operations have been prepared utilizing the historical financial statements of United Management Inc. and RRUN Ventures Inc. and should be read in conjunction with the historical financial statements and notes thereto included elsewhere in this filing.

The pro-forma consolidated statements of operations have been prepared as if the acquisition had been consummated on July 1, 1999 under the purchase method of accounting and carried through to March 31, 2001. The pro-forma consolidated balance sheet has been prepared as if the acquisition was consummated on March 31, 2001.

This pro-forma consolidated financial data is provided for comparative purposes only, and does not purport to be indicative of the actual financial position or results of operations had the acquisition occurred at the beginning of the fiscal period presented, nor are they necessarily indicative of the results of future operations.

                                        UNITED MANAGEMENT INC.
                                     (A Development Stage Company)

                                 PRO-FORMA CONSOLIDATED BALANCE SHEET

                                            MARCH 31, 2001
                                       (Stated in U.S. Dollars)

--------------------------------- ------------------ ---------------- ---------------------- -----------------
                                       UNITED             RRUN
                                     MANAGEMENT         VENTURES
                                        INC.              INC.             ADJUSTMENTS          PRO-FORMA
--------------------------------- ------------------ ---------------- ---------------------- -----------------

ASSETS

Current
     Cash                         $     116,438      $        3,685          $        -      $       120,123

Computer Equipment                         -                  5,796                   -                5,796
Investment                                 -                  6,750                   -                6,750
                                  ------------------ ---------------- ---------------------- -----------------

                                  $     116,438      $       16,231          $        -      $       132,669
================================= ================== ================ ====================== =================

LIABILITIES

Current
     Accounts payable             $      58,690      $      250,846          $        -      $       309,536
     Loans payable                       13,106             183,942                   -              197,048
                                  ------------------ ---------------- ---------------------- -----------------
                                         71,796             434,788                   -              506,584

Common Shares Subject To
 Reconfirmation                         115,368               -                       -              115,368
                                  ------------------ ---------------- ---------------------- -----------------
                                        187,164             434,788                   -              621,952
                                  ------------------ ---------------- ---------------------- -----------------

SHAREHOLDERS' DEFICIENCY

Share Capital                                50               6,109    (a)             (50)            6,109

Additional Paid In Capital               15,670               4,622    (a)              50             4,622
                                                                       (b)         (15,720)

Deficit                                 (86,446)           (429,288)   (b)          18,955          (500,014)
                                                                       (b)          (3,235)
                                  ------------------ ---------------- ---------------------- -----------------
                                        (70,726)           (418,557)                  -             (489,283)
                                  ------------------ ---------------- ---------------------- -----------------

                                  $     116,438      $       16,231          $        -      $       132,669
================================= ================== ================ ====================== =================


                             UNITED MANAGEMENT INC.
                          (A Development Stage Company)

                 PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                            YEAR ENDED JUNE 30, 2000
                            (Stated in U.S. Dollars)


--------------------------------------------- ------------------ -------------- ------------------- ----------------
                                                   UNITED            RRUN
                                                 MANAGEMENT        VENTURES
                                                    INC.             INC.          ADJUSTMENTS         PRO-FORMA
--------------------------------------------- ------------------ -- ----------- --- --------------- -- -------------

Revenue                                       $        -         $      -       $        -          $       -

Expenses                                             16,932             -                -                 16,932
                                              ------------------ -------------- ------------------- ----------------

Net Loss                                      $      16,932      $      -       $        -          $      16,932
============================================= ================== ============== =================== ================


Net Loss Per Share                                                                                  $       0.03
============================================= ================== ============== =================== ================


Weighted Average Number Of Common Shares                                                                  593,859
  Outstanding
============================================= ================== ============== =================== ================


                                                     UNITED MANAGEMENT INC.
                                                  (A Development Stage Company)

                                         PRO-FORMA CONSOLIDATED STATEMENT OF OPERATIONS

                                           PERIOD ENDED JULY 1, 2000 TO MARCH 31, 2001
                                                    (Stated in U.S. Dollars)


-------------------------------------------- ------------------ --------------- ------------------- ----------------
                                                  UNITED             RRUN
                                                MANAGEMENT         VENTURES
                                                   INC.              INC.          ADJUSTMENTS         PRO-FORMA
-------------------------------------------- --- -------------- -- ------------ --- --------------- -- -------------

Revenue                                      $         -        $      -        $         -         $        -

Expenses                                             67,491           416,933             -               484,424
                                             ------------------ --------------- ------------------- ----------------

Net Loss                                     $       67,491     $     416,933   $         -         $     484,424
============================================ ================== =============== =================== ================


Net Loss Per Share                                                                                  $        0.82
============================================ ================== =============== =================== ================


Weighted Average Number Of Common Shares
  Outstanding                                                                                             593,859
============================================ ================== =============== =================== ================


                             UNITED MANAGEMENT INC.
                          (A Development Stage Company)

          NOTES AND ASSUMPTIONS TO THE UNAUDITED CONSOLIDATED PRO-FORMA
              BALANCE SHEET AND PRO-FORMA STATEMENTS OF OPERATIONS

                        FOR THE YEAR ENDED JUNE 30, 2000
             AND FOR THE PERIOD FROM JULY 1, 2000 T0 MARCH 31, 2001
                            (Stated in U.S. Dollars)



1.   ORGANIZATION AND BASIS OF PRESENTATION

     The unaudited pro-forma consolidated balance sheet and consolidated statements of operations have been prepared based on historical financial information, using U.S. generally accepted accounting principles of United Management Inc. for the year ended June 30, 2000, and for the nine months ended March 31, 2001, and of RRUN Ventures Inc. for the period from inception on October 12, 2000 to March 31, 2001 considering the effects of the reverse take-over transaction as if the transaction was completed effective July 1, 1999 in the case of the pro-forma consolidated statements of operations, and effective March 31, 2001 in the case of the pro-forma consolidated balance sheet.


2.   ASSUMPTION

     The number of common shares used in the calculation of the pro-forma net loss per share data is based on the weighted average number of common shares outstanding during the period adjusted to give effect to shares assumed to be issued, had the transaction referred to above been consummated July 1, 1999.


3.   PRO-FORMA ADJUSTMENTS

     Record the reverse take-over transaction

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